     As filed with the Securities and Exchange Commission on April 15, 2005.

                                                              File No. 333-20345

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 10 TO
                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FIRST FORTIS LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-2699219
                     (I.R.S. Employer Identification Number)

                          308 MALTBIE STREET, SUITE 200
                            SYRACUSE, NEW YORK 13204
                                  315-451-0066
(Address, including zip code, and telephone number, including area code of registrant's principal executive office)

                               MARIANNE O'DOHERTY
                         HARTFORD LIFE INSURANCE COMPANY
                                  P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-6733
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.                                                [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11 (a)(1)
of this form, check the following box.                                       [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                           [ ]

                                     PART I

TD WATERHOUSE VARIABLE ANNUITY
SEPARATE ACCOUNT A
ISSUED BY:
FIRST FORTIS LIFE INSURANCE COMPANY
P.O. BOX 64272
ST. PAUL, MINNESOTA 55164
ADMINISTERED BY:
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085
TELEPHONE: 1-800-862-6668 (CONTRACT OWNERS)
1-800-862-7155 (REGISTERED REPRESENTATIVES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


This prospectus describes information you should know before you purchase the TD Waterhouse Variable Annuity. Please read it carefully before you purchase your variable annuity.


TD Waterhouse Variable Annuity is a contract between you and First Fortis Life Insurance Company where you agree to make at least one Premium Payment and Fortis agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

x  Flexible, because you may add Premium Payments at any time.

x Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

x Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.


At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Sub-Accounts and the Funds are listed below:



- AIM V.I. CORE STOCK FUND SUB-ACCOUNT (formerly INVESCO VIF Core Equity Fund Sub-Account) which purchases Series I shares of AIM V.I. Core Stock Fund of the AIM Variable Insurance Funds



- AIM V.I. HEALTH SCIENCE FUND SUB-ACCOUNT (formerly INVESCO VIF Health Science Fund Sub-Account) which purchases Series I shares of AIM V.I. Health Science Fund of the AIM Variable Insurance Funds (Effective July 1, 2005, AIM V.I. Health Science Fund will be renamed AIM V.I. Global Health Core Fund)



- AIM V.I. TECHNOLOGY FUND SUB-ACCOUNT (formerly INVESCO VIF Technology Fund Sub-Account) which purchases Series I shares of AIM V.I. Technology Fund of the AIM Variable Insurance Funds



- ALLIANCEBERNSTEIN MONEY MARKET PORTFOLIO SUB-ACCOUNT which purchases Class A shares of Alliance Money Market Portfolio of AllianceBernstein Variable Products Series Fund, Inc.



- ALLIANCEBERNSTEIN INTERNATIONAL PORTFOLIO SUB-ACCOUNT which purchases Class A shares of Alliance International Portfolio of AllianceBernstein Variable Products Series Fund, Inc.



- ALLIANCEBERNSTEIN LARGE CAP GROWTH PORTFOLIO SUB-ACCOUNT (formerly AllianceBernstein Premier Growth Portfolio Sub-Account) which purchases Class A shares of Alliance Large Cap Growth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.



- AMERICAN CENTURY INVESTMENTS VP BALANCED FUND SUB-ACCOUNT which purchases shares of American Century Investments VP Balanced Fund of American Century Investments Variable Portfolios, Inc.



- AMERICAN CENTURY INVESTMENTS VP CAPITAL APPRECIATION FUND SUB-ACCOUNT which purchases shares of American Century Investments VP Capital Appreciation Fund of American Century Investments Variable Portfolios, Inc.



- FEDERATED AMERICAN LEADERS FUND II SUB-ACCOUNT which purchases Primary shares of Federated American Leaders Fund II of Federated Insurance Series



- FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II SUB-ACCOUNT which purchases shares of Federated Fund for U.S. Government Securities Fund II of Federated Insurance Series



- FEDERATED HIGH INCOME BOND FUND II SUB-ACCOUNT which purchases Primary shares of Federated High Income Bond Fund II of Federated Insurance Series

- FEDERATED CAPITAL INCOME FUND II SUB-ACCOUNT which purchases shares of Federated Capital Income Fund II of Federated Insurance Series



- HARTFORD INDEX HLS FUND SUB-ACCOUNT which purchases Class IA shares of Hartford Index HLS Fund of Hartford Series Fund, Inc.



- MFS EMERGING GROWTH SERIES SUB-ACCOUNT which purchases Initial Class shares of MFS-Registered Trademark- Emerging Growth Series of MFS-Registered Trademark-Variable Insurance Trust(SM)



- MFS HIGH INCOME SERIES SUB-ACCOUNT which purchases Initial Class shares of MFS-Registered Trademark- High Income Series of MFS-Registered Trademark-Variable Insurance Trust(SM)



- MFS STRATEGIC INCOME SERIES SUB-ACCOUNT which purchases Initial Class shares of MFS-Registered Trademark- Strategic Income Series of MFS-Registered Trademark- Variable Insurance Trust(SM)



- GARTMORE GVIT DEVELOPING MARKETS FUND SUB-ACCOUNT which purchases Class II shares of Gartmore GVIT Developing Markets Fund of the Gartmore Variable Insurance Trust



- NEUBERGER BERMAN AMT LIMITED MATURITY BOND PORTFOLIO SUB-ACCOUNT which purchases shares of Neuberger Berman AMT Limited Maturity Bond Portfolio of Neuberger Berman Advisers Management Trust



- NEUBERGER BERMAN AMT PARTNERS PORTFOLIO SUB-ACCOUNT which purchases shares of Neuberger Berman AMT Partners Portfolio of Neuberger Berman Advisers Management Trust



- ING VP NATURAL RESOURCES TRUST SUB-ACCOUNT which purchases shares of ING VP Natural Resources Trust



- ING VP EMERGING MARKETS FUND SUB-ACCOUNT which purchases shares of ING VP Emerging Markets Fund



- PIONEER FUND VCT PORTFOLIO (formerly Safeco Core Equity Portfolio Sub-Account) which purchases shares of Pioneer Fund VCT Portfolio (formerly Safeco Core Equity Portfolio) of Pioneer Variable Contracts Trust (formerly Safeco Resource Series Trust)



- PIONEER GROWTH OPPORTUNITIES VCT PORTFOLIO SUB-ACCOUNT (formerly Safeco Growth Opportunities Portfolio Sub-Account) which purchases shares of Pioneer Growth Opportunities VCT Portfolio (Safeco Growth Opportunities Portfolio) of Pioneer Variable Contracts Trust (formerly Safeco Resource Series Trust)



- VAN ECK WORLDWIDE BOND FUND SUB-ACCOUNT which purchases shares of Van Eck Worldwide Bond Fund of Van Eck Worldwide Insurance Trust



- VAN ECK WORLDWIDE HARD ASSETS FUND SUB-ACCOUNT which purchases shares of Van Eck Worldwide Hard Assets Fund of Van Eck Worldwide Insurance Trust



- WELLS FARGO ADVANTAGE DISCOVERY FUND which purchases shares of the Wells Fargo Advantage Discovery Fund, which is a series fund of Wells Fargo Variable Trust


You may also allocate some or all of your Premium Payment to either the Fixed Accumulation Feature or a Guarantee Period. The Fixed Accumulation Feature pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to the Fixed Accumulation Feature or a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us at 1-800-862-6668 to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

 -  A bank deposit or obligation

 -  Federally insured

 -  Endorsed by any bank or governmental agency


This Contract and its features may not be available for sale in all states.


--------------------------------------------------------------------------------


PROSPECTUS DATED: MAY 2, 2005
STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 2, 2005

FIRST FORTIS LIFE INSURANCE COMPANY                                            3
--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                PAGE
----------------------------------------------------------------------
DEFINITIONS                                                       4
----------------------------------------------------------------------
FEE TABLE                                                         6
----------------------------------------------------------------------
HIGHLIGHTS                                                        8
----------------------------------------------------------------------
GENERAL CONTRACT INFORMATION                                      9
----------------------------------------------------------------------
  First Fortis Life Insurance Company                             9
----------------------------------------------------------------------
  The Separate Account                                            9
----------------------------------------------------------------------
  The Funds                                                       9
----------------------------------------------------------------------
PERFORMANCE RELATED INFORMATION                                  12
----------------------------------------------------------------------
  Guarantee Periods                                              12
----------------------------------------------------------------------
THE CONTRACT                                                     14
----------------------------------------------------------------------
  Purchases and Contract Value                                   14
----------------------------------------------------------------------
  Charges and Fees                                               18
----------------------------------------------------------------------
  Death Benefit                                                  19
----------------------------------------------------------------------
  Surrenders                                                     20
----------------------------------------------------------------------
ANNUITY PAYOUTS                                                  21
----------------------------------------------------------------------
OTHER PROGRAMS AVAILABLE                                         23
----------------------------------------------------------------------
OTHER INFORMATION                                                24
----------------------------------------------------------------------
  Legal Matters                                                  25
----------------------------------------------------------------------
  More Information                                               25
----------------------------------------------------------------------
FEDERAL TAX CONSIDERATIONS                                       25
----------------------------------------------------------------------
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS             31
----------------------------------------------------------------------
ACCUMULATION UNIT VALUES                                         35
----------------------------------------------------------------------
FURTHER INFORMATION ABOUT FIRST FORTIS LIFE INSURANCE
  COMPANY                                                        38
----------------------------------------------------------------------
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION         43
----------------------------------------------------------------------
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS        44
----------------------------------------------------------------------
APPENDIX II -- INVESTMENTS BY FORTIS                             46
----------------------------------------------------------------------
FINANCIAL STATEMENTS                                            F-1
----------------------------------------------------------------------

4                                            FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or Guarantee Period accounts.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.

ADMINISTRATIVE OFFICE: Hartford Life Insurance Company administers these Contracts. Our location and overnight mailing address is: 200 Hopmeadow Street, Simsbury, Connecticut 06089. Our standard mailing address is: Investment Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.

ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, increased by the dollar amount of any Premium Payments made since that anniversary and reduced by the dollar amount of any partial Surrenders since that anniversary.

ANNUITANT: The person on whose life the Contract is based. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive a Death Benefit upon the death of the Contract Owner.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER OR YOU: The owner or holder of the Contract described in this prospectus. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.

FORTIS: First Fortis Life Insurance Company, the company that issued this Contract.

GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account. The assets in this account are available to the creditors of Fortis and/or Hartford.

JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

FIRST FORTIS LIFE INSURANCE COMPANY                                            5
--------------------------------------------------------------------------------

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable Market Value Adjustment.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

6                                            FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

                                   FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

This table describes the fees and expenses that you will pay at the time that you purchase the Contract or Surrender the Contract. Charges for state premium taxes may also be deducted when you purchase the Contract, upon Surrender or when we start to make Annuity Payouts.

Contract Owner Transaction Expenses
Sales Charge Imposed on Purchases (as a percentage of
  Premium Payments)                                             None
---------------------------------------------------------------------
Maximum Contingent Deferred Sales Charge (as a percentage of
  Premium Payments)                                             None
---------------------------------------------------------------------

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY AND ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING FEES AND EXPENSES OF THE UNDERLYING FUNDS.


ANNUAL MAINTENANCE FEE (1)                                       $30
---------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
    Mortality and Expense Risk Charge                           0.45%
---------------------------------------------------------------------
    Total Separate Account Annual Expenses                      0.45%
---------------------------------------------------------------------


(1) An annual $30 charge deducted on a Contract Anniversary or upon Surrender if the Contract Value at either of those times is less than $50,000. It is deducted proportionately from the Accounts in which you are invested at the time of the charge.

THIS TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.


                                                         Minimum  Maximum
-------------------------------------------------------------------------
Total Annual Fund Operating Expenses
(these are expenses that are deducted from Fund
assets, including management fees, Rule 12b-1
distribution and/or service fees, and other expenses)     0.43%    2.75%
-------------------------------------------------------------------------

FIRST FORTIS LIFE INSURANCE COMPANY                                            7
--------------------------------------------------------------------------------

EXAMPLE


THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES, AND TOTAL ANNUAL FUND OPERATING EXPENSES.



THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:



(1) If you Surrender your Contract at the end of the applicable time period:



1 year                                                        $  336
--------------------------------------------------------------------
3 years                                                       $1,024
--------------------------------------------------------------------
5 years                                                       $1,735
--------------------------------------------------------------------
10 years                                                      $3,616
--------------------------------------------------------------------



(2) If you annuitize at the end of the applicable time period:



1 year                                                        $  328
--------------------------------------------------------------------
3 years                                                       $1,016
--------------------------------------------------------------------
5 years                                                       $1,726
--------------------------------------------------------------------
10 years                                                      $3,607
--------------------------------------------------------------------



(3) If you do not Surrender your Contract:



1 year                                                        $  336
--------------------------------------------------------------------
3 years                                                       $1,024
--------------------------------------------------------------------
5 years                                                       $1,735
--------------------------------------------------------------------
10 years                                                      $3,616
--------------------------------------------------------------------



CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------


When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the "Accumulation Unit Values" Section of this Prospectus for information regarding Accumulation Unit Values.

8                                            FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

HIGHLIGHTS

HOW DO I PURCHASE THIS CONTRACT?

You must complete our application or order request and submit it to us for approval with your first Premium Payment. Your first Premium Payment must be at least $5,000 and subsequent Premium Payments must be at least $50, unless you take advantage of our InvestEase-Registered Trademark- Program or are part of certain retirement plans.

 - For a limited time, usually within ten days after you receive your Contract, you may cancel your Contract. You may bear the investment risk for your Premium Payment prior to our receipt of your request for cancellation.

WHAT TYPE OF SALES CHARGE WILL I PAY?

You don't pay a sales charge when you purchase your Contract.

IS THERE AN ANNUAL MAINTENANCE FEE?

We deduct a $30.00 fee each year on your Contract Anniversary or when you fully Surrender your Contract, if, on either of those dates, the value of your Contract is less than $50,000.

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

In addition to the Annual Maintenance Fee, you pay the following charges each year:


- MORTALITY AND EXPENSE RISK CHARGE -- This charge is deducted daily and is equal to an annual charge of 0.45% of your Contract Value invested in the Sub-Accounts.



- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Funds' prospectuses accompanying this prospectus for more complete information.


CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts. You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty. Surrenders may be subject to a Market Value Adjustment.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account may be subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment".

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

- The variable Sub-Accounts that invest in underlying Funds; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

WILL FORTIS PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

- The Contract Value of your Contract.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

- fixed dollar amount Automatic Annuity Payouts,

- variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

FIRST FORTIS LIFE INSURANCE COMPANY                                            9
--------------------------------------------------------------------------------

GENERAL CONTRACT INFORMATION

FIRST FORTIS LIFE INSURANCE COMPANY

First Fortis Life Insurance Company ("Fortis") is the issuer of the contracts. Fortis is a New York corporation founded in 1971. It is qualified to sell life insurance and annuity contracts in New York.


Fortis is a wholly owned subsidiary of Assurant, Inc. Assurant, Inc. is the ultimate parent of First Fortis Insurance Company. Assurant, Inc. is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.


All of the guarantees and commitments under the contracts are general obligations of Fortis. None of Fortis' affiliated companies has any legal obligation to back Fortis' obligations under the contracts.


On April 1, 2001, Fortis entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Fortis under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut; however, its mailing address is P.O. Box 2999, Hartford, CT 06104-2999. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.


THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 1, 1993 as "Separate Account A" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Fortis or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate
Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Fortis or Hartford may conduct.

- Is not affected by the rate of return of Fortis' General Account or Hartford's General Account or by the investment performance of any of Fortis' or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

THE FUNDS


The AllianceBernstein Variable Products Series Funds, Inc. is an open-ended series investment Company. It was incorporated under Maryland law on November 17, 1987. Alliance Capital Management L.P. serves as the Fund's Manager for AllianceBernstein Money Market Portfolio, AllianceBernstein International Portfolio and AllianceBernstein Large-Cap Growth Portfolio.


The shares of each AllianceBernstein Variable Products Series Fund have been divided into Class A and Class B. Only Class A shares are available in this Contract.

American Century Variable Portfolios, Inc. is an open-end management investment company. It was organized as a Maryland corporation on June 4, 1987. American Century Investment Management, Inc., serves as the investment manager for American Century VP Balanced Fund and American Century VP Capital Appreciation Fund.

Federated Insurance Series is an open-end management investment company. It was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1993. Federated Investment Management Company is the investment adviser to Federated High Income Bond Fund II, Federated Capital Income Fund II, Federated American Leaders Fund II and Federated Fund for U.S. Government Securities II.

Hartford Index HLS Fund is sponsored and administered by Hartford or its affiliates. HL Investment Advisers, LLC located at 200 Hopmeadow Street, Simsbury, Connecticut, serves as the investment manager to the Fund. Hartford Investment Management Company serves as sub-investment adviser and provides day to day investment services. The Fund is a separate Maryland corporation registered with the Securities and Exchange Commission as an open-end management investment company. Shares of the Fund have been divided into Class IA and Class IB. Only Class IA shares are available in this Contract.


The AIM V.I. Core Stock Fund, AIM V.I. Health Science Fund and AIM V.I. Technology Fund are investment portfolios of AIM Variable Insurance Funds, which is a registered open-ended, series, management investment company. A I M Advisors, Inc. serves as the investment adviser to these Funds. INVESCO Institutional (N.A.), Inc. serves as the sub-adviser to the AIM V.I. Core Stock Fund.



MFS-Registered Trademark- Variable Insurance Trust(SM) is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated February 1, 1994. Massachusetts Financial Services Company manages MFS-Registered Trademark-Emerging Growth Series, MFS-Registered Trademark- High Income Series and MFS-Registered Trademark- Strategic Income Series.


The Gartmore Variable Insurance Trust is an open-end investment company. This Massachusetts business trust was organized on June 30, 1981. Gartmore Global Asset Management Trust
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manages the Gartmore GVIT Developing Markets Fund and Gartmore Global Partners
serves as sub-adviser.

Neuberger Berman Advisers Management Trust is an open-end diversified series management investment company. It was established as a Delaware business trust on May 23, 1994. Neuberger Berman Management Inc. serves as manager of Neuberger Berman AMT Limited Maturity Bond Portfolio and Neuberger Berman AMT Partners Portfolio.


ING VP Emerging Markets Fund, Inc. is a diversified, open-end management investment company organized on December 27, 1993, as a corporation under the laws of the State of Maryland. ING VP Natural Resources Trust is a non-diversified, open-end management investment company organized on November 15, 1988 as a business trust under the laws of the Commonwealth of Massachusetts. ING Investments, LLC is the Investment Advisor to both the Fund and the Trust. ING Investment Management Advisers, B.V. is the Sub-Advisor to ING VP Emerging Markets Fund and Aeltus Investment Management, Inc. is the Sub-Advisor to ING VP Natural Resources Trust.



Pioneer Investment Management, Inc. ("Pioneer") serves as the investment adviser for the Pioneer Fund VCT Portfolio and Pioneer Growth Opportunities VCT Portfolio. Pioneer is an indirect, wholly-owned subsidiary of UniCredito Italiano S.p.A., an Italian Bank. Pioneer's main office is located at 60 State Street, Boston, Massachusetts 02109.


Van Eck Worldwide Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts on January 7, 1987. Van Eck Associates Corporation serves as investment adviser and manager to Van Eck Worldwide Bond Fund and Van Eck Worldwide Hard Assets Fund.


Wells Fargo Variable Trust is an open-end management investment company. It was established as a Delaware statutory trust. Wells Fargo Funds Management, LLC is the investment adviser to the Wells Fargo Advantage Discovery Fund.


We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the accompanying Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

The investment goals of each of the Funds are as follows:


AIM V.I. CORE STOCK FUND (formerly INVESCO VIF Core Equity Fund) -- Seeks the best possible current income while following sound investment practices. Capital growth potential is an additional consideration in the selection of the portfolio securities.



AIM V.I. HEALTH SCIENCE FUND (formerly INVESCO VIF Health Science Fund) -- Seeks capital appreciation.



AIM V.I. TECHNOLOGY FUND (formerly INVESCO VIF Technology Fund) -- Seeks capital appreciation.


ALLIANCEBERNSTEIN MONEY MARKET PORTFOLIO -- Seeks safety of principal, maintenance of liquidity and maximum current income by investing in a broadly diversified portfolio of money market securities.

ALLIANCEBERNSTEIN INTERNATIONAL PORTFOLIO -- Seeks to obtain a total return on its assets from long-term growth of capital and from income principally through a broad portfolio of marketable securities of established non-United States companies (or United States companies having their principal activities and interests outside the United States), companies participating in foreign economies with prospects for growth, and foreign government securities.


ALLIANCEBERNSTEIN LARGE CAP GROWTH PORTFOLIO -- Seeks growth of capital, rather than current income, by pursuing aggressive investment policies.


AMERICAN CENTURY VP BALANCED FUND -- Seeks capital and current income by maintaining approximately 60% of the assets in common stocks that are considered to have better-than-average prospects for appreciation and the remaining assets in bonds and other fixed income securities.

AMERICAN CENTURY VP CAPITAL APPRECIATION FUND -- Seeks capital growth by investing primarily in common stocks that are considered to have better-than-average prospects for appreciation.

FEDERATED AMERICAN LEADERS FUND II -- Seeks to achieve long-term growth of capital with a secondary objective to provide income. It invests, primarily, in common stock of "blue-chip" companies.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II -- Seeks to provide current income. Under normal circumstances, it invests, primarily in securities issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalists.

FEDERATED HIGH INCOME BOND FUND II -- Seeks high current income. It invests primarily in a professionally managed, diversified portfolio of fixed income securities. The fixed income securities in which it invests are lower-rated corporate debt obligations, which are commonly referred to as "junk bonds."

FEDERATED CAPITAL INCOME FUND II -- Seeks to achieve high current income and moderate capital appreciation. It invests primarily in a professionally managed, diversified portfolio of equity and fixed income securities that have high relative income potential.


HARTFORD INDEX HLS FUND -- Seeks to provide investment results which approximate the price and yield performance of publicly traded common stocks in the aggregate. Sub-advised by Hartford Investment Management Company.


MFS-REGISTERED TRADEMARK- EMERGING GROWTH SERIES -- Seeks to provide long-term growth of capital.

MFS-REGISTERED TRADEMARK- HIGH INCOME SERIES -- Seeks high current income.
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MFS-REGISTERED TRADEMARK- STRATEGIC INCOME SERIES -- Seeks to provide high current income by investing in fixed income securities and secondarily to provide significant capital appreciation.

GARTMORE GVIT DEVELOPING MARKETS FUND (formerly Montgomery Variable Series:
Emerging Markets Fund) -- Seeks long-term capital appreciation.

NEUBERGER BERMAN AMT LIMITED MATURITY BOND PORTFOLIO -- Seeks high current income consistent with low risk to principal and liquidity; and secondarily, total return.

NEUBERGER BERMAN AMT PARTNERS PORTFOLIO -- Seeks capital growth.

ING VP NATURAL RESOURCES TRUST -- Seeks long-term growth of capital.

ING VP EMERGING MARKETS FUND -- Seeks long-term growth of capital.


PIONEER FUND VCT (formerly Safeco Core Equity Portfolio) -- Seeks long-term growth of capital and reasonable current income.



PIONEER GROWTH OPPORTUNITIES VCT PORTFOLIO (formerly Safeco Growth Opportunities Portfolio) -- Seeks reasonable income and capital growth.


VAN ECK WORLDWIDE BOND FUND -- Seeks high total return-income plus capital appreciation by investing globally, primarily in a variety of debt securities.

VAN ECK WORLDWIDE HARD ASSETS FUND -- Seeks long-term capital appreciation by investing primarily in "hard asset" securities.


WELLS FARGO ADVANTAGE DISCOVERY FUND -- Seeks long-term capital appreciation.



MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. This risks are disclosed in the Funds' prospectus.


VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

- Arrange for the handling and tallying of proxies received from Contract
  Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any Shareholder Meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Fortis has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Fortis, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.
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PERFORMANCE RELATED INFORMATION

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated since the inception of the Separate Account for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. The yield will be computed in the following manner: The net investment income per unit earned during a recent one month period is divided by the unit value on the last day of the period. This figure includes the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is assumed to be reinvested in Sub-Account units and thus compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

GUARANTEE PERIODS

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guaranteed Period. However, you may reallocate your Contract Value to different Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

We currently offer ten different Guarantee Periods. These Guarantee Periods range in length from one to ten years. Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We may, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. Fortis' Management makes the final determination on the guaranteed interest rates to be declared. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Premium Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a
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particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

- the duration of a Guarantee Period;

- regulatory and tax requirements;

- sales and administrative expenses we bear;

- risks we assume;

- our profitability objectives; and

- general economic trends.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any General Account value that is:

- surrendered,

- transferred, or

- otherwise paid out

before the end of its Guarantee Period.

For example, we will apply a Market Value Adjustment to General Account value that we pay:

- as an amount applied to an Annuity Payout option, or

- as an amount paid as a single sum in lieu of an Annuity Payout.

The Market Value Adjustment reflects both the amount of time left in your Guarantee Period and the difference between the rate of interest credited to your current Guarantee Period and the rate of interest we are crediting to a new Guarantee period with a duration equal to the amount to time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the rate of interest we are currently crediting the new Guarantee Period, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee period's rate of interest is higher than the rate of interest we are crediting for the new Guarantee Period, then the application of the Market Value Adjustment will increase the amount you receive or transfer.

You will find sample Market Value Adjustment calculations in Appendix I.

We do not apply a Market Value Adjustment to withdrawals and transfers of General Account value under two exceptions.

We will not apply a Market Value Adjustment to General Account value that we pay out during a 30 day period that:

- begins 15 days before the end date of the Guarantee Period in which the general account value was being held, and that:

- ends 15 days after the end date of the Guarantee Period in which the general account value was being held.

In addition, we will not apply a Market Value Adjustment to General Account value that is withdrawn or transferred from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal Fortis program for the withdrawal or transfer of General Account value.

We may impose conditions and limitations on any formal Fortis program for the withdrawal or transfer of general account value. Ask your Fortis representative about the availability of such a program in your state. In addition, if such a program is available in your state, your Fortis representative can inform you about the conditions and limitations that may apply to that program.


DOLLAR COST AVERAGING PLUS ("DCA PLUS") PROGRAMS -- You may enroll in one or more special pre-authorized transfer programs known as our DCA Plus Programs (the "Programs"). Under these Programs, Contract Owners who enroll may allocate a minimum of $5,000 of their Premium Payment into a Program (we may allow a lower minimum Premium Payment for qualified plan transfers or rollovers, including IRAs) and pre-authorize transfers from our Fixed Accumulation Feature to any of the Sub-Accounts under either a 6-Month Transfer Program or 12-Month Transfer Program subject to Program rules. The 6-Month Transfer Program and the 12-Month Transfer Program will generally have different credited interest rates. Under the 6-Month Transfer Program, the interest rate can accrue up to 6 months and all Premium Payments and accrued interest must be transferred from the Program to the selected Sub-Accounts in 3 to 6 months. Under the 12-Month Transfer Program, the interest rate can accrue up to 12 months and all Premium Payments and accrued interest must be transferred to the selected Sub-Accounts in 7 to 12 months. This will be accomplished by monthly transfers for the period selected and with the final transfer of the entire amount remaining in the Program.



The pre-authorized transfers will begin within 15 days of receipt of the Program payment provided we receive complete enrollment instructions. If we do not receive complete Program enrollment instructions within 15 days of receipt of the initial Program payment, the Program will be voided and the entire balance in the Program will be transferred to the Accounts designated by you. If you do not designate an Account, we will return your Program payment to you for further instruction. If your Program payment is less than the required minimum amount, we will apply it to your Contract according to your instructions on record for a subsequent Premium Payment.


Under the DCA Plus Programs, the credited interest rate is not earned on the full amount of your Premium Payment for the entire length of the Program. This is because Program transfers to the Sub-Accounts decrease the amount of your Premium Payment remaining in the Program.

Any subsequent Program payments we receive during an active Program transfer period which are received during the same interest rate effective period will be credited to the current Program. Any subsequent Program payments we receive during an active Program transfer period which are received during a
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14                                           FIRST FORTIS LIFE INSURANCE COMPANY
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different interest rate effective period will be used to start a new Program.
That Program will be credited with the interest rate in effect on the date we start the new Program. Unless you send us different instructions, the new
Program will be the same length of time as your current Program and will allocate the subsequent Program payments to the same Sub-Accounts.

Hartford may limit the total number of DCA Programs and DCA Plus Programs to 5 Programs open at any one time.

We determine, in our sole discretion, the interest rates credited to the Program. These interest rates may vary depending on the Contract you purchased. Please consult your Registered Representative to determine the interest rate for your Program.

You may elect to terminate the transfers by calling or writing us of your intent to cancel enrollment in the Program. Upon cancellation, all the amounts remaining in the Program will be immediately transferred to the Sub-Accounts you selected for the Program.

We may discontinue, modify or amend the Programs or any other interest rate program we establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

THE CONTRACT
--------------------------------------------------------------------------------

PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

- Annuity purchase plans adopted by public school systems and certain tax-exempt organizations according to Section 403(b) of the Code;

- Individual Retirement Annuities adopted according to Section 408 of the Code;

- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state, and

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?


You may purchase a Contract by completing and submitting an application or an order request along with an initial Premium Payment. For most Contracts, the minimum initial Premium Payment is $5,000. For additional Premium Payments, the minimum Premium Payment is $50. Under certain situations, we may allow smaller Premium Payments, for example, if you are part of our InvestEase-Registered Trademark- Program or certain tax qualified retirement plans. Prior approval is required for Premium Payments of $1,000,000 or more.


You and your Annuitant must not be older than age 90 on the date that your Contract is issued. You must be of legal age in the state where the Contract is being purchased or a guardian must act on your behalf.

HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of a properly completed application or an order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

We want you to be satisfied with the Contract you have purchased. We urge you to closely examine its provisions. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In
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some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

You bear the investment risk from the time the Contract is issued until we receive your complete cancellation request.

The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?


The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.



When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.


To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:


- The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by



- The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by


- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Fortis. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less


- The amount of any transfers or Surrenders out of the Guarantee Period.



CAN I TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?



You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures.



WHAT IS A SUB-ACCOUNT TRANSFER?



A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the underlying Funds available in your Contract.



You may transfer from one Sub-Account to another before and after the Annuity Commencement Date. Your transfer request will be processed on the day that it is received as long as it is received in good order on a Valuation Day before the close of the New York Stock Exchange. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.



WHAT HAPPENS WHEN I REQUEST A SUB-ACCOUNT TRANSFER?



When you request a Sub-Account transfer, Hartford sells shares of the underlying Fund that makes up the Sub-Account you are transferring from and buys shares of the underlying Fund that makes up the Sub-Account you want to transfer into.



Each day, many Contract Owners request Sub-Account transfers. Some request transfers into a particular Sub-Account, and others request transfers out of a particular Sub-Account. In addition, each day some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. Hartford combines all the requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determines how many shares of that Sub-Account's underlying Fund Hartford would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, Hartford also combines all the requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determines how many shares of that Sub-Account's underlying Fund Hartford would need to buy to satisfy all Contract Owners' "transfer-in" requests.



In addition, many of the underlying Funds that are available as investment options in Hartford's variable annuity products are also available as investment options in variable life insurance policies, retirement plans, group funding agreements and other products offered by Hartford. Each day, investors and participants in these other products engage in transactions similar to

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the Sub-Account transfers described for variable annuity Contract Owners.



Hartford takes advantage of its size and available technology to combine the sales of a particular underlying Fund for all the variable annuities, variable life insurance policies, retirement plans, group funding agreements or other products offered by Hartford. We also combine all the purchases of that particular underlying Fund for all the products we offer. We then "net" those trades. This means that we sometimes reallocate shares of an underlying Fund within the accounts at Hartford rather than buy new shares or sell shares of the underlying Fund.



For example, if we combine all transfer-out requests and Surrenders of the Hartford Stock HLS Fund Sub-Account with all other sales of that underlying Fund from all the other products available at Hartford, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by Hartford, want to purchase or transfer-in an amount equal to $300,000 of that Fund, then Hartford would send a sell order to the underlying Fund for $700,000, which is a $1 million sell order minus the purchase order of $300,000.



WHAT RESTRICTIONS ARE THERE ON MY ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?



You should be aware that there are several important restrictions on your ability to make a Sub-Account transfer.



FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER EACH DAY. Hartford limits each Contract Owner to one Sub-Account Transfer each day. Hartford counts all Sub-Account transfer activity that occurs on any one day as one Sub-Account transfer, except you cannot transfer the same Contract Value more than once a day.



For example, if the only transfer you make on a day is a transfer of $10,000 from the Hartford Money Market HLS Fund Sub-Account into another Sub-Account, it would count as one Sub-Account transfer. If, however, on a single day you transfer $10,000 out of the Hartford Money Market HLS Fund Sub-Account into five other Sub-Accounts (dividing the $10,000 among the five other Sub-Accounts however you chose), that day's transfer activity would count as one Sub-Account transfer. Likewise, if on a single day you transferred $10,000 out of the Hartford Money Market HLS Fund Sub-Account into ten other Sub-Accounts (dividing the $10,000 among the ten other Sub-Accounts however you chose), that day's transfer activity would count as one Sub-Account transfer. Conversely, if you have $10,000 in Contract Value distributed among 10 different Sub-Accounts and you request to transfer the Contract Value in all those Sub-Accounts into one Sub-Account that would also count as one Sub-Account transfer.



However, you cannot transfer the same Contract Value more than once in one day. That means if you have $10,000 in the Hartford Money Market HLS Fund Sub-Account and you transfer all $10,000 into the Hartford Stock HLS Fund Sub-Account, on that same day you could not then transfer the $10,000 out of the Hartford Stock HLS Fund Sub-Account into another Sub-Account.



Second, HARTFORD, AS THE ADMINISTRATOR FOR THE CONTRACTS ON BEHALF OF FORTIS, HAS IMPLEMENTED POLICIES DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT TRANSFERS. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, Hartford does not want you to purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same underlying Fund, or engaging in frequent Sub-Account transfers in order to exploit inefficiencies in the pricing of the underlying Fund.



Hartford attempts to curb frequent transfers in the following ways:



x  20 Transfer Rule;



x  Abusive Trading Policy; and



x  Third Party Transfer Service Agreements.



THE 20 TRANSFER RULE -- Hartford employs the "20 Transfer Rule" to help curb frequent Sub-Account transfers. Under this policy, you are allowed to submit a total of 20 Sub-Account transfer requests each Contract Year for each Contract by any of the following methods: U.S. Mail, Voice Response Unit, Internet or telephone. Once these 20 Sub-Account transfers have been requested, you may submit any additional Sub-Account transfer requests only in writing by U.S. Mail or overnight delivery service. Transfer requests by telephone, voice recording unit, via the internet or sent by same day mail or courier service will not be accepted. If you want to cancel a written Sub-Account transfer, you must also cancel it in writing by U.S. Mail or overnight delivery service. We will process the cancellation request as of the day we receive it in good order.



We actively monitor Contract Owner's compliance with this policy. Our computer system will automatically send you a letter after your 10th Sub-Account transfer to remind you of our Sub-Account transfer policy. After your 20th transfer request, the computer system will not allow you to do another Sub-Account transfer by telephone, voice recording unit or via the internet. You will be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.



Each Contract Anniversary, we reset your transfers to allow 20 new Sub-Account transfers by any means.



We may make changes to this policy at any time.



ABUSIVE TRANSFER POLICY -- Regardless of the number of Sub-Account transfers you have done under the 20 Transfer Rule, you still may have your Sub-Account transfer privileges restricted if you violate the Abusive Transfer Policy, which is designed to respond to market timing activity observed by the underlying Funds.



Under the Abusive Transfer Policy, we rely on the underlying Funds to identify a pattern or frequency of Sub-Account transfers that the underlying Fund wants us to investigate. Most often, the

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underlying Fund will identify a particular day where it experienced a higher percentage of shares bought followed closely by a day where it experienced the almost identical percentage of shares sold. Once an underlying Fund contacts us, we run a report that identifies all Contract Owners who transferred in or out of that underlying Fund's Sub-Account on the day or days identified by the underlying Fund. We then review the Contracts on that list to determine whether transfer activity of each identified Contract violates our written Abusive Transfer Policy. We don't reveal the precise details of this policy to make it more difficult for abusive traders to adjust their behavior to escape detection under this procedure. We can tell you that we consider some or all of the following factors in our review:



- the dollar amount of the transfer;



- the total assets of the Funds involved in the transfer;



- the number of transfers completed in the current calendar quarter; or



- whether the transfer is part of a pattern of transfers designed to take advantage of short term market fluctuations or market inefficiencies.



If you meet the criteria established in our Abusive Transfer Policy, we will terminate your Sub-Account transfer privileges until your next Contract Anniversary, at which point your transfer privileges will be reinstated.



Since we combine all the purchases of a particular underlying Fund for all the products through net trades, the underlying Fund is unable to identify transfers of any specific Contract owner. As a result, there is the risk that the underlying Fund may not be able to identify abusive transfers.



THIRD PARTY TRANSFER SERVICE AGREEMENTS -- If your initial Premium Payment is $1 million or more, or if you are acting on behalf of multiple Contract Owners with aggregate Contract Values of $2 million or more, you may be required to sign a separate agreement with Hartford that includes additional restrictions on your ability to request Sub-Account transfers. We do not currently require Contract Owners or others to sign these agreements. However, if we believe that these agreements may help curb frequent transfers, or for any other reason, we may, without notice, begin requiring these agreements again.



In the event such agreements are required, the terms and conditions of these agreements may vary from one agreement to the next but all of these agreements, without exception, would be more restrictive than our regular policies that restrict excessive Sub-Account transfers.



ARE THERE ANY EXCEPTIONS TO THESE POLICIES?



INDIVIDUAL EXCEPTIONS. Except for the exceptions listed below, Hartford does not make any exceptions to its policies restricting frequent trading. This means that if you request to be excused from any of the policies and to be permitted to engage in a Sub-Account transfer that would violate any of these policies, Hartford will refuse your request.



SOME ESTABLISHED EXCEPTIONS. You should be aware, however, that the 20 Transfer Rule and the Abusive Trading Policy do not apply to all Contract Owners and do not apply in all circumstances, which we describe here:



- The 20 Transfer Rule and the Abusive Trading Policy do not apply to certain Contracts serviced by Windsor Securities, Inc., a registered broker-dealer firm, that sued Hartford in the 1990's for a variety of issues, including Hartford's attempt to limit its Contract Owners' Sub-Account transfers. As a result of the settlement of this litigation, these Contract Owners have different Sub-Account transfer restrictions. With respect to these Contract Owners, we currently only have the ability to restrict transfers into certain underlying Funds and to limit the total Contract Value invested in any one underlying Fund. As of December 31, 2004, the total Contract Value for this group of Contracts was approximately $115 million.



- The 20 Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of an established asset allocation program or asset rebalancing program that rebalances a Contract Owner's holdings on a periodic, pre-established basis according to the prior written instructions of the Contract Owner or as part of a DCA program, including the DCA Plus program. That means that transfers that occur under these programs are not counted toward the 20 transfers allowed under the 20 Transfer Rule. We don't apply the 20 Transfer Rule to programs, like asset rebalancing, asset allocation and DCA programs, that allow Sub-Account transfers on a regularly scheduled basis because the underlying Funds expect these transfers and they usually do not represent the type of Sub-Account transfers that the underlying Funds find problematic.



Other than these exceptions, the only other exceptions to the 20 Transfer Rule impose more restrictive limitations than the 20 Transfer Rule. For example, in Oregon, we have the contractual right to limit Sub-Account transfers to only one Sub-Account transfer every 30 days and to require that the transfer request be sent in writing. We currently do not enforce this right, but should we choose to do so, it would be an exception to the 20 Transfer Rule. There are also some Third Party Transfer Service Agreements that are customized for certain brokers that contain transfer limitations that are also more restrictive than the 20 Transfer Rule.



POSSIBILITY OF UNDETECTED FREQUENT TRADING IN THE UNDERLYING FUNDS. In addition to the exceptions we have just described, you should also be aware that there may be frequent trading in the underlying Funds that Hartford is not able to detect and prevent, which we describe here:



- There is a variable annuity that we offer that has no Contingent Deferred Sales Charge. We are aware that frequent traders have used this annuity in the past to engage in frequent Sub-Account transfers that does not violate the precise terms of the 20 Transfer Rule. We believe that we have addressed this practice by closing all the international and global funds

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  available in the annuity. However, we cannot always tell if there is frequent trading in this product.



- These policies apply only to individuals and entities that own this Contract and any subsequent or more recent versions of this Contract. However, the underlying Funds that make up the Sub-Accounts of this Contract are available for use with many different variable life insurance policies, variable annuity products and funding agreements, and they are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all. Many of the group variable annuities or group funding agreements are offered to retirement plans, and plan sponsors administer their plan according to Plan documents. If these retirement plan documents have no restrictions on Sub-Account transfers, then Hartford cannot apply the 20 Transfer Rule and may not be able to apply any other restriction on transfers. Hartford has been working with plan sponsors and plan administrators to ensure that any frequent transfer activity is identified and deterred. Hartford has had only limited success in this area. Frequent transfers by individuals or entities that occur in other investment or retirement products provided by Hartford could have the same abusive affect as frequent Sub-Account transfers done by Contract Owners of this Contract.



HOW AM I AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?



Frequent Sub-Account transfers often result in frequent purchases and redemptions of shares of the underlying Fund. Frequent purchases and redemptions of the shares of the underlying Funds may increase your costs under this Contract and may also lower your Contract's overall performance. Your costs may increase because the underlying Fund will pass on any increase in fees related to the frequent purchase and redemption of the underlying Fund's stocks. There would also be administrative costs associated with these transactions.



Frequent transfers may also cause an underlying Fund to hold more cash than the underlying Fund would like to hold. A large cash position means that the underlying Fund will not be fully invested and may miss a rise in value of the securities that the Fund would have purchased. If the underlying Fund chooses not to hold a larger cash position, then it may have to sell securities that it would have otherwise like to have kept, in order to meet its redemption obligations. Both of these measures could result in lower performance of the underlying Fund, which in turn would result in lower overall performance of your Contract.



Because frequent transfers may raise the costs associated with this Contract and lower performance, the effect may be a lower Death Benefit paid to your Beneficiary or lower annuity payouts for your Payee.



WHAT IF A PROSPECTUS FOR THE UNDERLYING FUNDS HAS DIFFERENT POLICIES AND PROCEDURES REGARDING FREQUENT TRADING?



We print the prospectus for the variable annuity together with the prospectuses for the underlying Funds. While the prospectuses for the underlying Funds may describe policies and procedures regarding frequent trading that may be different from those described in the variable annuity prospectus, the policies and procedures described in the variable annuity prospectus control how we administer Sub-Account transfers.



We will continue to monitor transfer activity and Hartford may modify these restrictions at any time.


POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 0.45% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and for an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our
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Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ANNUAL MAINTENANCE FEE

The Annual Maintenance Fee is a flat fee that is deducted from your Contract Value to reimburse us for expenses relating to the administrative maintenance of the Contract and the Accounts. The annual $30 charge is deducted on a Contract Anniversary or when the Contract is fully Surrendered if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

WHEN IS THE ANNUAL MAINTENANCE FEE WAIVED?

We will waive the Annual Maintenance Fee if your Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract. We reserve the right to waive the Annual Maintenance Fee under certain other conditions.

PREMIUM TAXES

We deduct Premium Taxes, if required, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently, the maximum rate charged by any state is 3.5% and 1% in Puerto Rico.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses accompanying this prospectus.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

- The Contract Value of your Contract.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

If your Beneficiary elects to receive the Death Benefit amount as a lump sum payment, we may transfer that amount to our General Account and issue the Beneficiary a draftbook. The Beneficiary can write one draft for the total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For Federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death Benefit amount to the General Account. The interest will be taxable in the tax year that it is credited. If the Beneficiary resides or the Contract was purchased in a state that imposes restrictions on this method of lump sum payment, we may issue a check to the Beneficiary.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company", to leave proceeds from the Death Benefit with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.


The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit invested in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.


REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.
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If the Contract Owner dies on or after the Annuity Commencement Date under an
Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Market Value Adjustment and Premium Taxes. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

- your tax withholding amount or percentage, if any, and

- your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.
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WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are:
(a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or
(e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age
59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS
--------------------------------------------------------------------------------

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

- When do you want Annuity Payouts to begin?

- Which Annuity Payout Option do you want to use?

- How often do you want to receive Annuity Payouts?

- What level of Assumed Investment Return should you choose?

- Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your financial adviser to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 91st birthday. The date you select may have tax consequences, so please check with a qualified tax advisor. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts
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equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

IMPORTANT INFORMATION:

- YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3. HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

- monthly,

- quarterly,

- semiannually, or

- annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

- the Annuity Payout Option chosen,

- the Annuitant's attained age and gender (if applicable), and,

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table

- the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.


The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity

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Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation
Period. The Annuity Unit Factor for a 3% AIR is 0.999919%.


COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs.


TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another four times per year. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account restrictions, please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."


OTHER PROGRAMS AVAILABLE
--------------------------------------------------------------------------------

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program.

INVESTEASE-REGISTERED TRADEMARK- -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis.

ASSET ALLOCATION PROGRAM -- Asset Allocation is a program that allows you to choose an allocation for your Sub-Accounts to help you reach your investment goals. The Contract offers model allocations with pre-selected Sub-Accounts and percentages that have been established for each type of investor ranging from conservative to aggressive. Over time, Sub-Account performance may cause your Contract's allocation percentages to change, but under the Asset Allocation Program, your Sub-Account allocations are rebalanced to the percentages in the current model you have chosen. You can transfer freely between allocation models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that may not be part of the model. You can only participate in one asset allocation model at a time.

ASSET REBALANCING -- Asset Rebalancing is another type of asset allocation program in which you customize your Sub-Accounts to meet your investment needs. You select the Sub-Accounts and the percentages you want allocated to each Sub-Account. Based on the frequency you select, your model will automatically rebalance to the original percentages chosen. You can transfer freely between models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that are not part of the model. You can only participate in one asset rebalancing model at a time.

DOLLAR COST AVERAGING PROGRAMS -- We currently offer two different types of Dollar Cost Averaging Programs in addition to the DCA Plus Program. If you enroll, you may select either the Fixed Amount DCA Program or the Earnings/Interest DCA Program. The Fixed Amount DCA Program allows you to regularly transfer an amount you select from the Fixed Accumulation Feature or any Fund into a different Fund. The Earnings/Interest DCA Program allows you to regularly transfer the interest from the Fixed Accumulation Feature or the earnings from one Fund into a different Fund. For either Program, you may select transfers on a monthly or quarterly basis, but you must at least make three transfers during the Program. The Fixed Amount DCA Program begins at the end of the length of the transfer period you selected plus two business days. That means if you select a monthly transfer, your Earnings/Interest DCA Program will begin one month plus two business days after your enrollment.

OTHER INFORMATION
--------------------------------------------------------------------------------

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required
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24                                           FIRST FORTIS LIFE INSURANCE COMPANY
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to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.


HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as Principal Underwriter for the securities issued with respect to the Separate Account. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a Broker-Dealer and is a member of the National Association of Securities Dealers, Inc. WFS is an affiliate of ours. WFS is ultimately controlled by The Hartford. The principal business address of WFS is 500 Bielenberg Drive, Woodbury, MN 55125. The securities will be sold by individuals who represent us as insurance agents and who are registered representatives of broker-dealers that have entered into distribution agreements with WFS.



Commissions will be paid by Fortis and will not be more than 7% of Premium Payments. From time to time, Fortis may pay or permit other promotional incentives, in cash or credit or other compensation. Fortis also pays a trail commission which will never exceed 100 bps.



ADDITIONAL COMPENSATION TO BROKER-DEALERS, FINANCIAL INSTITUTIONS AND OTHER PERSONS ("FINANCIAL INTERMEDIARIES") -- In addition to the commissions (which may be paid or reallowed to Financial Intermediaries from an applicable sales charge and/or advanced to Financial Intermediaries) the distributor or its affiliates pay, out of their own assets, significant additional compensation ("Additional Payments") to Financial Intermediaries (who may or may not be affiliates of the distributor) in connection with the sale and distribution of the variable annuity contracts ("Contracts") based on a number of factors. This additional compensation is not paid directly by you.



With the exception of certain compensation arrangements discussed herein, and "Negotiated Additional Amounts" defined below, these Additional Payments, which are generally based on average net assets (or on aged assets i.e., assets held over one year) and on sales of the Contracts attributable to a particular Financial Intermediary, may, but are normally not expected to, exceed, in the aggregate 0.1% of the average net assets of the Contracts attributable to a particular Financial Intermediary. A listing of Financial Intermediaries to whom the distributor makes such Additional Payments is provided below. Separate Additional Payments may also be made in connection with the sale and distribution of the Contracts in such forms as, among others, "due diligence" payments and "marketing support" fees ("Negotiated Additional Amounts"), as discussed in greater detail below. With the exception of certain Negotiated Additional Amounts specifically discussed herein, payments of Negotiated Additional Amounts did not exceed $65,000 per Financial Intermediary for the calendar year ended December 31, 2004. These Additional Payments and Negotiated Additional Amounts may, in some cases, act as a financial incentive for a Financial Intermediary to recommend the purchase of one Contract over another Contract. Please consult your Financial Intermediary for more information.



DISTRIBUTION ARRANGEMENTS -- Contracts issued by Fortis are continuously offered and sold by selected broker-dealers who have selling agreements with Woodbury Financial Services, Inc. ("WFS"). Except as discussed below, WFS, an affiliate of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, including WFS, referred to as "Hartford Life") bears all the expenses of providing services pursuant to Contracts including the payment of the expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature.



In addition to the commissions described herein, Hartford Life and its affiliates pay, out of their own assets, Additional Payments to Financial Intermediaries in connection with the sale and distribution of the Contracts. Certain Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary, on sales of the Contracts attributable to a particular Financial Intermediary, and/or on reimbursement of related sales expenses. Such Additional Payments are generally made for the placement of the Contracts on a Financial Intermediary's list of annuity products available for purchase by its customers. Separate Additional Payments may take the form of, among others: (1) "due diligence" payments for a Financial Intermediary's examination of the annuity products and payments for providing training and information relating to the annuity product and (2) "marketing support" fees for providing assistance in promoting the sale of the annuity product (Negotiated Additional Amounts). Subject to NASD regulations, Hartford Life and its affiliates may contribute Negotiated Additional Amounts to various non-cash and cash incentive arrangements to promote the sale of the Contracts, as well as sponsor various annuity product educational programs, sales contests and/or promotions in which Financial Intermediaries that participate may receive prizes such as travel awards, merchandise and cash and/or investment research pertaining to particular securities and other financial instruments or to the securities and financial markets generally, educational information and related support materials and hardware and/or software. Hartford Life and its affiliates may also pay for the travel expenses, meals, lodging and entertainment of Financial Intermediaries and their salespersons and guests in connection with education, sales and promotional programs, subject to applicable NASD regulations. These programs, which may be different for different Financial Intermediaries, will not change the price an investor will pay for the Contracts or the amount that a registered representative will receive from such sale. These Additional Payments and Negotiated Additional Amounts may, in some cases, act as a financial incentive for a Financial Intermediary to recommend the purchase of one annuity product over another annuity product. Please consult your Financial Intermediary for more information.



As of December 31, 2004 Hartford Life and its affiliates have entered into arrangements to make Additional Payments that are generally based on average net assets (or on aged assets) attributable to a particular Financial Intermediary, on sales of the Contracts attributable to a particular Financial Intermediary, and/or

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on reimbursement of related sales expenses to Advantage Capital Corporation, FSC
Securities Corporation, Royal Alliance Associates, Sentra Securities
Corporation, Spelman & Company, and SunAmerica Securities (collectively, the
"AIG Advisors Group") and WFS. Hartford Life and its affiliates may enter into arrangements with other Financial Intermediaries to make such Additional Payments. Separate Additional Payments in the form of Negotiated Additional Amounts may also be made to the above-listed Financial Intermediaries and to other Financial Intermediaries.



The Additional Payments to Financial Intermediaries in connection with the sale and distribution of the Contracts are negotiated based on a range of qualitative factors, including, but not limited to, access and opportunity to provide product education and training, assistance with the development and implementation of joint marketing and business plans, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and quality of service. No one factor is determinative of the type or amount of Additional Payments to be provided and factors are weighed in the assessment of such determination.



For the fiscal year ended December 31, 2004, Hartford Life or its affiliates paid approximately $100,000 in total Additional Payments, including Negotiated Additional Amounts to Financial Intermediaries.



INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The financial statements of First Fortis Life Insurance Company as of
December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 225 South Sixth Street, Suite 1400, Minneapolis, MN 55402.


LEGAL MATTERS

There are no material legal proceedings pending to which the Separate Account is a party.


Counsel with respect to federal laws and regulations applicable to the issue and sale of the Contracts and with respect to New York law is Douglas R. Lowe, corporate counsel, First Fortis Life Insurance Company, 576 Bielenberg Drive, Woodbury, MN 55125.


MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:

Hartford Life Insurance Company
Attn: Investment Product Services
P.O. Box 5085
Hartford, Connecticut 06102-5085
Telephone: 1-800-862-6668 (Contract Owners)
         1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS


You can find financial statements of the Separate Account and Fortis in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.



FEDERAL TAX CONSIDERATIONS

--------------------------------------------------------------------------------


A.  INTRODUCTION



The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income.



This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.



In addition, this discussion does not address many of the tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you

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26                                           FIRST FORTIS LIFE INSURANCE COMPANY
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should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.



THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.



B.  TAXATION OF FORTIS AND THE SEPARATE ACCOUNT



The Separate Account is taxed as part of Fortis which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on the assets of the Separate Account are reinvested and are taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.



No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Account with respect to the Contracts.



C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED PLANS



Section 72 of the Code governs the taxation of annuities in general.



 1. NON-NATURAL PERSONS AS OWNERS



Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under
Section 72(u). However, Section 72(u) does not apply to:



- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),



- A contract acquired by the estate of a decedent by reason of such decedent's death,



- Certain contracts acquired with respect to tax-qualified retirement arrangements,



- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or



- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.



A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.



Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "owner" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of an "owner." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "owner." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.



 2. OTHER CONTRACT OWNERS (NATURAL PERSONS).



A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.



The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.



    a. DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.



  i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.



 ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract value (determined without regard to surrender charges) is an appropriate measure. However, the IRS could take the position that the value should be the current Contract value (determined without regard to surrender charges) increased by some measure of the value of certain future benefits.



 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be

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    computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."



 iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.



 v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.



 vi. In general, any amount actually received under the Contract as a Death Benefit, including any optional Death Benefits, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. As a result, we believe that for federal tax purposes any optional Death Benefits should be treated as an integral part of the Contract's benefits (i.e., as an investment protection benefit) and that any charges under the Contract for any optional Death Benefits should not be treated as an amount received by the Contract Owner for purposes of this subparagraph a. However, it is possible that the IRS could take a contrary position that some or all of these charges for any optional Death Benefits should be treated for federal tax purposes as an amount received under the Contract (e.g., as an amount distributed from the Contract to pay for an additional benefit that should be treated as a benefit that is being provided by a separate contract for tax purposes, i.e., by a separate contract that is not part of the annuity Contract for tax purposes).



    b. DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.



Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").



  i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.



 ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.



 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).



    c. AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.



Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(11) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.



    d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
       PAYMENTS.



  i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.



 ii. The 10% penalty tax will not apply to the following distributions:



    1. Distributions made on or after the date the recipient has attained the age of 59 1/2.



    2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.



    3.  Distributions attributable to a recipient's becoming disabled.

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    4.  A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary). In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits.



    5. Distributions made under certain annuities issued in connection with structured settlement agreements.



    6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).



If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.



    e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.



If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract,
(2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.



    f. REQUIRED DISTRIBUTIONS.



  i. Death of Contract Owner or Primary Annuitant
    Subject to the alternative election or spouse beneficiary provisions in ii or iii below:



     1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;



     2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shallbe distributed within 5 years after such death; and



     3. If the Contract Owner is not an individual, then for purposes of 1. or
        2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.



 ii. Alternative Election to Satisfy Distribution Requirements
    If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.



 iii. Spouse Beneficiary
    If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.



    g. ADDITION OF RIDER OR MATERIAL CHANGE.



The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into, for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.



    h. PARTIAL EXCHANGES.



The IRS in Rev. Rul. 2003-76 has confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering
(1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Accordingly, we advise you to consult with a qualified tax

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adviser as to potential tax consequences before attempting any partial exchange.



 3. DIVERSIFICATION REQUIREMENTS.



The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or underlying fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.



The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:



- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,



- no more than 70% is represented by any two investments,



- no more than 80% is represented by any three investments and



- no more than 90% is represented by any four investments.



In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.



A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to pay the tax due for the period during which the diversification requirements were not met.



We monitor the diversification of investments in the separate accounts and test for diversification as required by the Code. We intend to administer all contracts subject to the diversification requirements in a manner that will maintain adequate diversification.



 4. TAX OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.



In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that, in regulations or revenue rulings under Code Section 817(d) (relating to the definition of a variable contract), it would provide guidance on the extent to which contract owners may direct their investments to particular subaccounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.



For instance, the IRS in Rev. Rul. 2003-92 reiterated its position in prior rulings that, where shares in a fund offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such shares can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such shares should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such shares directly (without going through the variable contract). More specifically, Rev. Rul. 2003-92 extended this "public availability" doctrine to interests in a non-registered limited partnership that are not publicly traded but are available directly to qualified buyers through private placements (as well as through variable contracts), holding that such limited partnership interests should be treated as owned directly by a variable contract owner (and not by the insurer). By contrast, where such limited partnership interests are available exclusively through the purchase of a variable insurance contract, Rev. Rul. 2003-92 held that such investment assets should be treated as owned by the insurer (and not by the contract owner). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts.



The IRS in Rev. Rul. 2003-91 also indicated that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the underlying fund assets. As a result, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.



D.  FEDERAL INCOME TAX WITHHOLDING



The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:



1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will

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    provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution.



2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming 3 exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested.



Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.



E.  GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS



The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.



F.  ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS



The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.



G.  ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS



Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is
(1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

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INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS



This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.



The Contracts may offer death benefits that may exceed the greater of the amounts paid for the Contract or the Contract's cash value. Owners who intend to use the Contract in connection with tax-qualified retirement plans should consider the income tax effects that such a death benefit may have on the plan.



The federal tax rules applicable to owners of Contracts under tax-qualified retirement plans vary according to the type of plan as well as the terms and conditions of the plan itself. Contract owners, plan participants and beneficiaries are cautioned that the rights and benefits of any person may be controlled by the terms and conditions of the tax-qualified retirement plan itself, regardless of the terms and conditions of a Contract. We are not bound by the terms and conditions of such plans to the extent such terms conflict with a Contract, unless we specifically consent to be bound.



Some tax-qualified retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable law. Tax penalties may apply to transactions with respect to tax-qualified retirement plans if applicable federal income tax rules and restrictions are not carefully observed.



We do not currently offer the Contracts in connection with all of the types of tax-qualified retirement plans discussed below and may not offer the Contracts for all types of tax-qualified retirement plans in the future.



1. TAX-QUALIFIED PENSION OR PROFIT-SHARING PLANS -- Eligible employers can establish certain tax-qualified pension and profit-sharing plans under section 401 of the Code. Rules under section 401(k) of the Code govern certain "cash or deferred arrangements" under such plans. Rules under section 408(k) govern "simplified employee pensions." Tax-qualified pension and profit-sharing plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate, the time when distributions must commence, and the form in which distributions must be paid. Employers intending to use the Contracts in connection with tax-qualified pension or profit-sharing plans should seek competent tax and other legal advice. If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to the participants.



2. TAX SHELTERED ANNUITIES UNDER SECTION 403(B) -- Public schools and certain types of charitable, educational and scientific organizations, as specified in section 501(c)(3) of the Code, can purchase tax-sheltered annuity contracts for their employees. Tax-deferred contributions can be made to tax-sheltered annuity contracts under section 403(b) of the Code, subject to certain limitations. In general, total contributions may not exceed the lesser of (1) 100% of the participant's compensation, and (2) $40,000 (adjusted for increases in cost-of-living). The maximum elective deferral amount is equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The limitation on elective deferrals may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.



Tax-sheltered annuity programs under section 403(b) are subject to a PROHIBITION AGAINST DISTRIBUTIONS FROM THE CONTRACT ATTRIBUTABLE TO CONTRIBUTIONS MADE PURSUANT TO A SALARY REDUCTION AGREEMENT, unless such distribution is made:



- after the participating employee attains age 59 1/2;



- upon severance from employment;



- upon death or disability; or



- in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).



Generally, the above restrictions do not apply to distributions attributable to cash values or other amounts held under a section 403(b) contract as of December 31, 1988.



If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a section 403(b) arrangement.



3. DEFERRED COMPENSATION PLANS UNDER SECTION 457 -- Certain governmental employers or tax-exempt employers other than a governmental unit can establish a Deferred Compensation Plan under section 457 of the Code. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. Employees and independent contractors performing services for a governmental or tax-exempt employer can elect to have contributions made to a Deferred Compensation Plan of their employer in accordance with the employer's plan and section 457 of the Code.

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Deferred Compensation Plans that meet the requirements of section 457(b) of the
Code are called "eligible" Deferred Compensation Plans. Section 457(b) limits the amount of contributions that can be made to an eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which the participant attains normal retirement age. In addition, the contribution limitation may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.



All of the assets and income of an eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, certain custodial accounts and annuity contracts are treated as trusts. The requirement of a trust does not apply to amounts under an eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, the requirement of a trust does not apply to amounts under a Deferred Compensation Plan of a governmental employer if the Deferred Compensation Plan is not an eligible plan within the meaning of section 457(b) of the Code. In the absence of such a trust, amounts under the plan will be subject to the claims of the employer's general creditors.



In general, distributions from an eligible Deferred Compensation Plan to a participant or beneficiary are prohibited under section 457 of the Code unless made after the participating employee:



- attains age 70 1/2,



- has a severance from employment as defined in the Code (including death of the participating employee), or



- suffers an unforeseeable financial emergency as defined in the Code.



4. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS") UNDER


SECTION 408


TRADITIONAL IRAS -- Eligible individuals can establish individual retirement programs under section 408 of the Code through the purchase of an IRA.
Section 408 imposes limits with respect to IRAs, including limits on the amount that may be contributed to an IRA, the amount of such contributions that may be deducted from taxable income, the persons who may be eligible to contribute to an IRA, and the time when distributions commence from an IRA. See Section 6 below for a discussion of rollovers involving IRAs.



SIMPLE IRAS -- Eligible employees may establish SIMPLE IRAs in connection with a SIMPLE IRA plan of an employer under section 408(p) of the Code. Special rollover rules apply to SIMPLE IRAs. Amounts can be rolled over from one SIMPLE IRA to another SIMPLE IRA. However, amounts can be rolled over from a SIMPLE IRA to a Traditional IRA only after two years have expired since the employee first commenced participation in the employer's SIMPLE IRA plan. Amounts cannot be rolled over to a SIMPLE IRA from a qualified plan or a Traditional IRA. Hartford is a non-designated financial institution for purposes of the SIMPLE IRA rules.



ROTH IRAS -- Eligible individuals may establish Roth IRAs under section 408A of the Code. Contributions to a Roth IRA are not deductible. Subject to special limitations, a Traditional IRA, SIMPLE IRA or Simplified Employee Pension under
Section 408(k) of the Code may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free.



5. FEDERAL TAX PENALTIES AND WITHHOLDING -- Distributions from tax-qualified retirement plans are generally taxed as ordinary income under section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the portion of the distribution that bears the same ratio as the after-tax contributions bear to the expected return.



(a) PENALTY TAX ON EARLY DISTRIBUTIONS Section 72(t) of the Code imposes an additional penalty tax equal to 10% of the taxable portion of a distribution from certain tax-qualified retirement plans. However, the 10% penalty tax does not apply to a distribution that is:



- Made on or after the date on which the employee reaches age 59 1/2;



- Made to a beneficiary (or to the estate of the employee) on or after the death of the employee;



- Attributable to the employee's becoming disabled (as defined in the Code);



- Part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his or her designated beneficiary. In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits;



- Except in the case of an IRA, made to an employee after separation from service after reaching age 55; or



- Not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year.



In addition, the 10% penalty tax does not apply to a distribution from an IRA that is:



- Made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

FIRST FORTIS LIFE INSURANCE COMPANY                                           33
--------------------------------------------------------------------------------


- Not in excess of the amount of certain qualifying higher education expenses, as defined by section 72(t)(7) of the Code; or



- A qualified first-time homebuyer distribution meeting the requirements specified at section 72(t)(8) of the Code.



If you are a participant in a SIMPLE IRA plan, you should be aware that the 10% penalty tax is increased to 25% with respect to non-exempt early distributions made from your SIMPLE IRA during the first two years following the date you first commenced participation in any SIMPLE IRA plan of your employer.



(b) MINIMUM DISTRIBUTION PENALTY TAX If the amount distributed is less than the minimum required distribution for the year, the Participant is subject to a 50% penalty tax on the amount that was not properly distributed.



An individual's interest in a tax-qualified retirement plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:



- the calendar year in which the individual attains age 70 1/2; or



- the calendar year in which the individual retires from service with the employer sponsoring the plan.



The Required Beginning Date for an individual who is a five (5) percent owner (as defined in the Code), or who is the owner of an IRA, is April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.



The entire interest of the Participant must be distributed beginning no later than the Required Beginning Date over:



- the life of the Participant or the lives of the Participant and the Participant's designated beneficiary (as defined in the Code), or



- over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary.



Each annual distribution must equal or exceed a "minimum distribution amount" which is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the entire value of all benefits provided under a Contract as of the close of business on the last day of the previous calendar year. The death benefit and any optional benefits purchased under the Contract may affect the amount of the minimum required distribution that must be taken. In addition, minimum distribution incidental benefit rules may require a larger annual distribution. Required minimum distributions also can be made in the form of annuity payments if the payment structure satisfies certain rules set forth in Income Tax Regulations.



If an individual dies before reaching his or her Required Beginning Date, the individual's entire interest must generally be distributed within five years of the individual's death. However, this rule will be deemed satisfied, if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2.



If an individual dies after reaching his or her Required Beginning Date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.



The minimum distribution requirements apply to Roth IRAs after the Contract owner dies, but not while the Contract owner is alive. In addition, if the owner of a Traditional or Roth IRA dies and the Contract owner's spouse is the sole designated beneficiary, the surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.



In 2002 and in 2004, the Internal Revenue Service issued final and temporary regulations in the Federal Register relating to minimum required distributions. Please consult with your tax or legal adviser with any questions regarding the new regulations.



(c) WITHHOLDING We are generally required to withhold federal income tax from the taxable portion of each distribution made under a Contract. The federal income tax withholding requirements, including the rate at which withholding applies, depend on whether a distribution is or is not an eligible rollover distribution.



Federal income tax withholding from the taxable portion of distributions that are not eligible rollover distributions is required unless the payee is eligible to, and does in fact, elect not to have income tax withheld by filing an election with us. Where the payee does not elect out of withholding, the rate of income tax to be withheld depends on whether the distribution is nonperiodic or periodic. Regardless of whether an election is made not to have federal income taxes withheld, the recipient is still liable for payment of federal income tax on the taxable portion of the distribution.



For periodic payments, federal income tax will be withheld from the taxable portion of the distribution by treating the payment as wages under IRS wage withholding tables, using the marital status and number of withholding allowances elected by the payee on an IRS Form W-4P, or acceptable substitute, filed us. Where the payee has not filed a Form W-4P, or acceptable substitute, with us, the payee will be treated as married claiming three withholding allowances. Special rules apply where the payee has not provided us with a proper taxpayer identification number or where the payments are sent outside the United States or U.S. possessions.



For nonperiodic distributions, where a payee has not elected out of withholding, income tax will be withheld at a rate of 10 percent from the taxable portion of the distribution.



Federal income tax withholding is required at a rate of 20 percent from the taxable portion of any distribution that is an eligible rollover distribution to the extent it is not directly rolled over to

34                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

an eligible recipient plan. Payees cannot elect out of income tax withholding with respect to such distributions.



Also, special withholding rules apply with respect to distributions from non-governmental section 457(b) plans, and to distributions made to individuals who are neither citizens or resident aliens of the United States.



6. ROLLOVER DISTRIBUTIONS -- Under present federal tax law, "eligible rollover distributions" from qualified retirement plans under section 401(a) of the Code, qualified annuities under section 403(a) of the Code, section 403(b) arrangements, and governmental 457(b) plans generally can be rolled over tax-free within 60 days to any of such plans or arrangements that accept such rollovers. Similarly, distributions from an IRA generally are permitted to be rolled over tax-free within 60 days to a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan. After tax contributions may be rolled over from a qualified plan, qualified annuity or governmental 457 plan into another qualified plan or an IRA. In the case of such a rollover of after tax contributions, the rollover is permitted to be accomplished only through a direct rollover. In addition, a qualified plan is not permitted to accept rollovers of after tax contributions unless the plan provides separate accounting for such contributions (and earnings thereon). Similar rules apply for purposes of rolling over after tax contributions from a section 403(b) arrangement. After tax contributions (including nondeductible contributions to an IRA) are not permitted to be rolled over from an IRA into a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan.



For this purpose, an eligible rollover distribution is generally a distribution to an employee of all or any portion of the balance to the credit of the employee in a qualified trust under section 401(a) of the Code, qualified annuity under section 403(a) of the Code, a 403(b) arrangement or a governmental 457(b) plan. However, an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (1) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or (2) for a specified period of 10 years or more; any distribution to the extent it is a required minimum distribution amount (discussed above); or any distribution which is made upon hardship of the employee.



Separate accounting is required on amounts rolled from plans described under Code sections 401, 403(b) or 408(IRA), when those amounts are rolled into plans described under section 457(b) sponsored by governmental employers. These amounts, when distributed from the governmental 457(b) plan, will be subject to the 10% early withdrawal tax applicable to distributions from plans described under sections 401, 403(b) or 408(IRA), respectively.

FIRST FORTIS LIFE INSURANCE COMPANY                                           35
--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.


                                                                                        AS OF DECEMBER 31,
                                                                -------------------------------------------------------------------
  SUB-ACCOUNT                                                    2004    2003    2002    2001    2000    1999    1998    1997
  ---------------------------------------------------------------------------------------------------------------------------------
  AIM V.I. CORE STOCK FUND
      Accumulation Unit Value at beginning of period            $14.788 $12.117 $15.047 $16.592 $15.922 $13.928 $12.137 $10.000
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $15.346 $14.788 $12.117 $15.047 $16.592 $15.922 $13.928 $12.137
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                4       9      --      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
  AIM V.I. HEALTH SCIENCE FUND
      Accumulation Unit Value at beginning of period            $17.680 $13.899 $18.480 $21.236 $16.342 $15.654 $11.007 $10.000
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $18.933 $17.680 $13.899 $18.480 $21.236 $16.342 $15.654 $11.007
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               10      11      12      13      23       6       8      --
  ---------------------------------------------------------------------------------------------------------------------------------
  AIM V.I. TECHNOLOGY FUND
      Accumulation Unit Value at beginning of period            $11.617 $ 8.032 $15.178 $28.144 $36.917 $14.322 $11.446 $10.000
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $12.101 $11.617 $ 8.032 $15.178 $28.144 $36.917 $14.322 $11.446
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               25      31      31      46      45      31       2      --
  ---------------------------------------------------------------------------------------------------------------------------------
  ALLIANCEBERNSTEIN MONEY MARKET PORFOLIO
      Accumulation Unit Value at beginning of period            $12.964 $12.954 $12.945      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $12.997 $12.964 $12.954      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               31      80     154      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
  ALLIANCEBERNSTEIN INTERNATIONAL PORTFOLIO
      Accumulation Unit Value at beginning of period            $11.553 $ 8.819 $10.456 $13.544 $16.990 $12.175 $10.818 $10.517
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $13.528 $11.553 $ 8.819 $10.456 $13.544 $16.990 $12.175 $10.818
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               10      14      18      18      21       5       6       4
  ---------------------------------------------------------------------------------------------------------------------------------
  ALLIANCEBERNSTEIN PREMIER GROWTH PORTFOLIO
      Accumulation Unit Value at beginning of period            $17.754 $14.421 $20.887 $25.357 $30.515 $23.171 $15.729 $11.803
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $19.198 $17.754 $14.421 $20.887 $25.357 $30.515 $23.171 $15.729
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               10      15      32      39      39      33      33      18
  ---------------------------------------------------------------------------------------------------------------------------------
  AMERICAN CENTURY VP BALANCED FUND
      Accumulation Unit Value at beginning of period            $15.868 $13.343 $14.819 $15.456 $15.952 $14.567 $12.639 $10.972
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $17.341 $15.868 $13.343 $14.819 $15.456 $15.952 $14.567 $12.639
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               12       5       5       5       8       5       2       1
  ---------------------------------------------------------------------------------------------------------------------------------
  AMERICAN CENTURY VP CAPITAL APPRECIATION FUND
      Accumulation Unit Value at beginning of period            $10.511 $ 8.764 $11.172 $15.691 $14.453 $ 8.825 $ 9.061 $ 9.412
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $11.257 $10.511 $ 8.764 $11.172 $15.691 $14.453 $ 8.825 $ 9.061
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                4       4       5       6      10       3       1      --
  ---------------------------------------------------------------------------------------------------------------------------------
  FEDERATED AMERICAN LEADERS FUND II
      Accumulation Unit Value at beginning of period            $18.331 $14.420 $18.155 $19.046 $18.671 $17.577 $15.012 $11.395
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $20.033 $18.331 $14.420 $18.155 $19.046 $18.671 $17.577 $15.012
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               10       9       9       9       8       1       4      --
  ---------------------------------------------------------------------------------------------------------------------------------
  FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II
      Accumulation Unit Value at beginning of period            $14.785 $14.508 $13.364 $12.542 $11.352 $11.473 $10.705 $10.000
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $15.250 $14.785 $14.508 $13.364 $12.542 $11.352 $11.473 $10.705
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               14      14      25      35      21       8       4       2
  ---------------------------------------------------------------------------------------------------------------------------------

36                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

                                                                                        AS OF DECEMBER 31,
                                                                -------------------------------------------------------------------
  SUB-ACCOUNT                                                    2004    2003    2002    2001    2000    1999    1998    1997
  ---------------------------------------------------------------------------------------------------------------------------------
  FEDERATED HIGH INCOME BOND FUND II
      Accumulation Unit Value at beginning of period            $14.534 $11.946 $11.834 $11.733 $12.956 $12.720 $12.441 $10.978
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $15.982 $14.534 $11.946 $11.834 $11.733 $12.956 $12.720 $12.441
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                3       5       8       7      11       9      32      30
  ---------------------------------------------------------------------------------------------------------------------------------
  FEDERATED CAPITAL INCOME FUND II
      Accumulation Unit Value at beginning of period            $11.026 $ 9.178 $12.116 $14.115 $15.561 $15.375 $13.550 $10.748
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $12.074 $11.026 $ 9.178 $12.116 $14.115 $15.561 $15.375 $13.550
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                3       3       3       3       7       4       3      --
  ---------------------------------------------------------------------------------------------------------------------------------
  HARTFORD INDEX HLS FUND
      Accumulation Unit Value at beginning of period            $15.257 $11.961 $15.493 $17.748 $19.700 $16.424 $12.883 $ 9.759
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $16.767 $15.257 $11.961 $15.493 $17.748 $19.700 $16.424 $12.883
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               20      24      22      42      28      43       2      --
  ---------------------------------------------------------------------------------------------------------------------------------
  MFS EMERGING GROWTH SERIES
      Accumulation Unit Value at beginning of period            $14.668 $11.314 $17.158 $25.912 $32.324 $18.374 $13.756 $11.335
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $16.495 $14.668 $11.314 $17.158 $25.912 $32.324 $18.374 $13.756
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               --       1       6      12      14      13       7      11
  ---------------------------------------------------------------------------------------------------------------------------------
  MFS HIGH INCOME SERIES
      Accumulation Unit Value at beginning of period            $14.715 $12.531 $12.272 $12.077 $12.998 $12.266 $12.342 $10.912
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $15.989 $14.715 $12.531 $12.272 $12.077 $12.998 $12.266 $12.342
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                2       5      12      11      15      14      43      39
  ---------------------------------------------------------------------------------------------------------------------------------
  MFS STRATEGIC INCOME SERIES
      Accumulation Unit Value at beginning of period            $13.794 $12.553 $11.633 $11.154 $10.685 $11.008 $10.249 $10.411
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $14.793 $13.794 $12.553 $11.633 $11.154 $10.685 $11.008 $10.249
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                2       2       2       4       6       2      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
  GARTMORE GVIT DEVELOPING MARKETS FUND
      Accumulation Unit Value at beginning of period            $10.115 $ 7.285      --      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $12.063 $10.115      --      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               10       8      --      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
  NEUBERGER & BERMAN AMT LIMITED MATURITY BOND PORTFOLIO
      Accumulation Unit Value at beginning of period            $13.570 $13.309 $12.691 $11.718 $11.023 $10.911 $10.498 $ 9.879
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $13.614 $13.570 $13.309 $12.691 $11.718 $11.023 $10.911 $10.498
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                4      10      13       8       4       3       5      --
  ---------------------------------------------------------------------------------------------------------------------------------
  NEUBERGER & BERMAN AMT PARTNERS PORTFOLIO
      Accumulation Unit Value at beginning of period            $13.630 $10.135 $13.422 $13.880 $13.835 $12.946 $12.478 $ 9.593
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $16.144 $13.630 $10.135 $13.422 $13.880 $13.835 $12.946 $12.478
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                2       5       4       6       8       3       4       1
  ---------------------------------------------------------------------------------------------------------------------------------
  ING VP NATURAL RESOURCES TRUST
      Accumulation Unit Value at beginning of period            $14.593 $11.230 $11.522 $13.768 $11.684 $10.288 $12.853 $12.050
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $16.367 $14.593 $11.230 $11.522 $13.768 $11.684 $10.288 $12.853
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                4       2       2       9       1       1      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
  ING VP EMERGING MARKETS FUND
      Accumulation Unit Value at beginning of period            $ 9.406 $ 6.418 $ 7.111 $ 7.993 $13.480 $ 5.940 $ 8.300 $ 9.426
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $11.396 $ 9.406 $ 6.418 $ 7.111 $ 7.993 $13.480 $ 5.940 $ 8.300
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                2       1       1       4       2       1      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
  PIONEER FUND VCT PORTFOLIO
      Accumulation Unit Value at beginning of period            $10.063      --      --      --      --      --      --      --(a)
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $10.285      --      --      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                8      --      --      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------

FIRST FORTIS LIFE INSURANCE COMPANY                                           37
--------------------------------------------------------------------------------

                                                                                        AS OF DECEMBER 31,
                                                                -------------------------------------------------------------------
  SUB-ACCOUNT                                                    2004    2003    2002    2001    2000    1999    1998    1997
  ---------------------------------------------------------------------------------------------------------------------------------
  PIONEER GROWTH OPPORTUNITIES VCT PORTFOLIO
      Accumulation Unit Value at beginning of period            $15.679 $11.019 $17.757 $14.973 $16.023 $15.237 $14.993 $10.398
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $19.094 $15.679 $11.019 $17.757 $14.973 $16.023 $15.237 $14.993
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                               11      10      14      28      13       8      14       1
  ---------------------------------------------------------------------------------------------------------------------------------
  VAN ECK WORLDWIDE BOND FUND
      Accumulation Unit Value at beginning of period            $14.751 $12.540 $10.354 $10.954 $10.807 $11.778 $10.493 $10.293
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $16.029 $14.751 $12.540 $10.354 $10.954 $10.807 $11.778 $10.493
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                3       1       2       1       2       2       1       4
  ---------------------------------------------------------------------------------------------------------------------------------
  VAN ECK WORLDWIDE HARD ASSETS FUND
      Accumulation Unit Value at beginning of period            $11.199 $ 7.754 $ 8.016 $ 8.992 $ 8.108 $ 6.731 $ 9.775 $ 9.992
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $13.823 $11.199 $ 7.754 $ 8.016 $ 8.992 $ 8.108 $ 6.731 $ 9.775
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                5       1      --       3       3       1      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
  WELLS FARGO ADVANTAGE DISCOVERY FUND
      Accumulation Unit Value at beginning of period            $ 9.034 $ 6.762 $10.876 $10.000      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
      Accumulation Unit Value at end of period                  $10.717 $ 9.034 $ 6.762 $10.876      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------
      Number of Accumulation Units outstanding at end of period
        (in thousands)                                                5      10       7      --      --      --      --      --
  ---------------------------------------------------------------------------------------------------------------------------------



 (a)  Inception date December 10, 2004.

38                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

FURTHER INFORMATION ABOUT FIRST FORTIS
LIFE INSURANCE COMPANY

BUSINESS

First Fortis is a stock life insurance company formed in 1971 and organized under the laws of the State of New York. It is a direct wholly owned subsidiary of Assurant, Inc. (Assurant), which owns and operates a number of companies that provide insurance products and related services in North America and selected other markets. Assurant, a Delaware corporation, completed an initial public offering of its common stock in February 2004, and its common stock now trades on The New York Stock Exchange. Prior to the initial public offering, Fortis, Inc., a Nevada corporation, had formed Assurant and merged into it on February 4, 2004. The merger was done in order to redomesticate Fortis, Inc. from Nevada to Delaware and to change its name. As a result of the merger, Assurant is the successor to the business operations and obligations of Fortis, Inc. First Fortis has been a wholly owned subsidiary of Fortis, Inc. since 1989.

References to the "Company," "First Fortis," "we," "us" or "our" refer to First Fortis Life Insurance Company. Also, in this report, references to "Assurant" refer to Fortis, Inc. and its subsidiaries prior to the merger described above, and Assurant, Inc. and its subsidiaries after the consummation of the merger described above.


Assurant currently has four decentralized operating business segments including the following:



OPERATING BUSINESS SEGMENT       PRINCIPAL PRODUCTS & SERVICES           PRINCIPAL DISTRIBUTION CHANNELS
------------------------------------------------------------------------------------------------------------
ASSURANT SOLUTIONS
------------------------------------------------------------------------------------------------------------
SPECIALTY PROPERTY          - Creditor-placed homeowners insurance   - Mortgage lenders and services
                              (including tracking services)
------------------------------------------------------------------------------------------------------------
                            - Manufactured housing homeowners        - Manufactured housing lenders, dealers
                              insurance                              and vertically integrated builders
------------------------------------------------------------------------------------------------------------
CONSUMER PROTECTION         - Debt protection administration         - Financial institutions (including
                                                                     credit card issuers) and retailers
------------------------------------------------------------------------------------------------------------
                            - Credit insurance
------------------------------------------------------------------------------------------------------------
                            - Warranties and extended service        - Consumer electronics and appliance
                              contracts                                retailers
------------------------------------------------------------------------------------------------------------
                                                                     - Vehicle dealerships
------------------------------------------------------------------------------------------------------------
                              -- Appliances
                              -- Automobiles and recreational
                              vehicles
                              -- Consumer electronics
                              -- Wireless devices
------------------------------------------------------------------------------------------------------------
ASSURANT HEALTH
------------------------------------------------------------------------------------------------------------
INDIVIDUAL HEALTH           - Preferred Provider Organizations       - Independent agents
                              (PPO)
------------------------------------------------------------------------------------------------------------
                            - Short-term medical insurance           - National accounts
------------------------------------------------------------------------------------------------------------
                            - Student medical insurance              - Internet
------------------------------------------------------------------------------------------------------------
SMALL EMPLOYER GROUP        - PPO                                    - Independent agents
HEALTH
------------------------------------------------------------------------------------------------------------
ASSURANT EMPLOYEE BENEFITS  - Group dental insurance                 - Employee benefit advisors
                              -- Employer-paid
                              -- Employee-paid
------------------------------------------------------------------------------------------------------------
                            - Group disability insurance             - Brokers
------------------------------------------------------------------------------------------------------------
                                                                     - DRMS (1)
------------------------------------------------------------------------------------------------------------
                            - Group term life insurance
------------------------------------------------------------------------------------------------------------
ASSURANT PRENEED            - Pre-funded funeral insurance           - Service Corporation International
                                                                       (SCI)
------------------------------------------------------------------------------------------------------------
                                                                     - Independent funeral homes
------------------------------------------------------------------------------------------------------------



(1) DRMS refers to Disability Reinsurance Management Services, Inc., one of our wholly owned subsidiaries that provides a turnkey facility to other insurers to write principally group disability insurance.

FIRST FORTIS LIFE INSURANCE COMPANY                                           39
--------------------------------------------------------------------------------

As an indirect wholly owned subsidiary of Assurant, First Fortis does not have any publicly issued equity or debt securities. We are, however, subject to certain filing requirements of the Securities Exchange Act of 1934, as amended, because we have issued certain variable and market value adjusted insurance contracts, which are required to be registered with the SEC as securities. Effective April 1, 2001, Assurant exited this line of business and sold the business segment, then referred to as Fortis Financial Group, to The Hartford Financial Services Group, Inc. and certain of its subsidiaries (The Hartford). This sale was accomplished by means of reinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.

In addition, effective March 1, 2000, Assurant sold all of its long term care insurance operations to John Hancock Life Insurance Company (John Hancock). In connection with that sale, we reinsured our existing block of long-term care insurance policies to John Hancock on a coinsurance basis. Under the coinsurance agreement, we transferred 100% of the policy reserves and related assets on this block of business to John Hancock, and John Hancock agreed to be responsible for 100% of the policy benefits. The assets backing the liabilities on this business are held in a trust and John Hancock is obligated to fund the trust if the value of the assets is deemed insufficient to fund the liabilities. If John Hancock fails to fulfill these obligations, we will be obligated to make these payments.

In 2001, another indirect wholly owned subsidiary of Assurant, Bankers American Life Assurance Company (BALAC), merged into First Fortis. Pursuant to that merger, First Fortis acquired all assets and liabilities of BALAC, which had been licensed to write insurance business only in the State of New York.


On June 2, 2003, Assurant terminated the Voting Trust Agreement, dated June 1, 1999, pursuant to which Assurant's voting rights with respect to our stock had been placed in a trust. The trust was established after a stockholder in Belgium, Societe Generale de Belgique S.A. (SGB), and its parent company, Suez Lyonnaise des Eaux (Suez), acquired more than 20% of the stock of Fortis SA/NV, one of the indirect stockholders of Assurant. This caused Suez and SGB to hold indirectly more than 10% of our stock. However, as of April 24, 2003, Suez and SGB reduced their stock holdings to only 1.5% of Fortis SA/NV which, at that time, represented only 0.75% of our stock. Because the ownership percentage of Suez and SGB was substantially below the 10% threshold set forth in
Section 1501(a)(2) of the New York Insurance Law, the trust was terminated pursuant to Section 11(a) of the Voting Trust Agreement, and all voting rights of our stock are now held directly by Assurant.


RISK FACTORS

First Fortis is subject to risks associated with our business. These risks include, among others:

- Reliance on Relationships with Significant Clients, Distributors and Other Parties. If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.

- Failure to Attract and Retain Sales Representatives or Develop and Maintain Distribution Sources. Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.

- Effect of General Economic, Financial Market and Political Conditions. Our results of operations and financial condition may be materially adversely affected by general economic, financial market and political conditions, including:

    - insurance industry cycles;

    - levels of employment;

    - levels of inflation and movements of the financial markets;

    - fluctuations in interest rates;

    - monetary policy;

    - demographics; and

    - legislative and competitive factors.

- Failure to Predict Accurately Benefits and Other Costs and Claims. We may be unable to predict accurately benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.

- Changes in Regulation. Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.


As of December 31, 2004, we had approximately 9 employees in our sales offices in New York, New York. In addition, approximately 23 Assurant employees, subject to a lease arrangement,

40                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

spent at least a portion of their time working for us at our headquarters in Syracuse, New York.



In 2004, we initiated the consolidation of the Syracuse, New York customer relations support functions to our Kansas City, Missouri and Birmingham, Alabama offices. As a result, approximately 20 positions will be eliminated in the Syracuse, New York office during 2004 and 2005.


PROPERTIES


We lease a 15,684 square foot office building in Syracuse, New York that serves as our headquarters. We also lease 9,471 square feet of space in New York City that serves as sales office. We believe that our leased properties are adequate for our current business operations.


LEGAL PROCEEDINGS

We are regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, we do not believe that any pending matter will have a material adverse effect on our financial condition or results of operations.
MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES


There is no public trading market for our common stock. As of March 1, 2005, we had 100,000 shares of common stock outstanding, all of which are owned directly by Assurant. We paid $40 million, zero and zero in dividends to our stockholder in 2004, 2003 and 2002, respectively. As part of the regulatory approval process for the 2001 merger of BALAC into First Fortis, we agreed not to pay any ordinary dividends to Assurant until fiscal year 2004.


SELECTED FINANCIAL DATA
The following is a summary of certain financial data of First Fortis. This summary has been derived in part from the financial statements of First Fortis included elsewhere in this prospectus. You should read the following along with these financial statements.


                                                    FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                                    --------------------
(IN MILLIONS)                                          2004       2003
------------------------------------------------------------------------
REVENUES:
Net earned premiums and other considerations           $ 65        $69
Net investment income                                     9         10
Net realized gains (losses) on investments               .8         .7
Fees and other income                                   1.9        2.1
                                                       ----        ---
Total revenues                                           78         82
                                                       ----        ---
BENEFITS, LOSSES AND EXPENSES:
Policyholder benefits                                    42         45
Selling, underwriting and general expenses (1)           19         24
                                                       ----        ---
Total benefits, losses and expenses                      61         69
                                                       ----        ---
INCOME BEFORE INCOME TAXES:                              17         13
Income taxes                                              4          4
                                                       ----        ---
NET INCOME                                             $ 12        $ 9
------------------------------------------------------------------------



(1) Includes amortization of DAC and VOBA and underwriting, general and administrative expenses.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


YEAR ENDED DECEMBER 31, 2004 COMPARED TO DECEMBER 31, 2003



TOTAL REVENUES



Total Revenues decreased by $4,339, or 5%, from $82,369 for the year ended December 31, 2003, to $78,030 for the year ended December 31, 2004.



Net earned premiums and other considerations decreased $3,613, or 5%, from $69,206 for the year ended December 31, 2003, to $65,593 for the year ended December 31, 2004. The decrease was primarily due to decreases of $3,981, $3,446 and $1,585 in our credit life, group life and group dental businesses, respectively, offset by an increase of $5,413 in our group disability business. The decrease in our credit life business is primarily due to an adverse regulatory climate. The decrease in our group life business was primarily due to the non-renewal of certain unprofitable business in 2003. The decrease in our group dental business was primarily due to maintaining pricing discipline in an increasingly competitive market, which has resulted in lower sales and renewals. The increase in group disability business was

FIRST FORTIS LIFE INSURANCE COMPANY                                           41
--------------------------------------------------------------------------------

primarily driven by business written through alternate distribution sources. In 2004, our total net earned premiums were derived 87% from the group life, group dental and group disability business, and 13% from the credit life business. In 2003, our total net earned premiums were derived 82% from the group life, group dental and group disability business, and 18% from the credit life business.



Net investment income decrease by $577, or 6% from $10,315 for the year ended December 31, 2003, to $9,738 for the year ended December 31, 2004. The decline is attributable to a decrease in invested assets.



Net realized gains on investments increased $173, or 27%, from $646 for the year ended December 31, 2003, to $819 for the year ended December 31, 2004. Net realized gains on investments are comprised on both other-than-temporary impairments and realized gains/(losses) on the sales of securities. For the years ended December 31, 2003 and 2004, we had other-than-temporary impairments on fixed maturity and equity securities of $38 and zero, respectively.



Amortization of deferred gain on disposal of business decreased by $321, or 17%, from $1,896 for the year ended December 31, 2003, to $1,575 for the year ended December 31, 2004. The decrease is consistent with the anticipated run-off of the businesses ceded to The Hartford in 2001 and John Hancock in 2000.



Fees and other income decreased by $1, or less than 1%, from $306 for the year ended December 31, 2003, to $305 for the year ended December 31, 2004. The decrease is driven by lower administrative services only sales.



TOTAL BENEFITS, LOSSES AND EXPENSES



Total benefits, losses and expenses decrease by $7,704, or 11%, from $69,125 for the year ended December 31, 2003, to $61,421 for the year ended December 31, 2004.



Policyholder benefits decreased by $2,382, or 5%, from $45,114 for the year ended December 31, 2003, to $42,732 for the year ended December 31, 2004. The decrease was primarily due to decreases of $1,432, $985 and $1,217 in our credit life, group life and group dental businesses, offset by an increase of $2,075 in our group disability business. The decrease in our credit life business is primarily due to less new business as a result of the adverse regulatory climate. The decrease in group life and dental benefits is predominantly attributable to favorable mortality experience in group life and improved experience in group dental. The increase in group disability is primarily due to growth in business written through alternate distribution sources, as well as unfavorable experience on a large case.



Selling, underwriting and general expenses decreased $5,322, or 22%, from $24,011 for the year ended December 31, 2003, to $18,689 for the year ended December 31, 2004. The decrease was primarily due to a decrease of $3,659 in our credit life business and a net decrease of $1,406 in our group disability, group life and group dental business. The decrease in our credit life business is due to less new business as a result of the adverse regulatory climate. The decrease in our group disability, group life and group dental business was driven by focused expense management in 2004.



NET INCOME



Net income increase $3,240, or 37%, from $8,737 for the year ended December 31, 2003, to $11,977 for the year ended December 31, 2004.



Income taxes increased $125, or 3%, from $4,507 for the year ended December 31, 2003, to $4,632 for the year ended December 31, 2004. The increase is primarily due to an increase in pre-tax income. In additional, during the fourth quarter of 2004, an analysis of the federal tax liability resulted in a $1,000 reduction of our tax liability.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk and credit risk, as well as inflation risk.

Interest rate risk is the possibility the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in the slope or shape of the yield curve and changes in spreads due to credit risks and other factors.

Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed income investment portfolio and, to a lesser extent, in our reinsurance recoverables.

INTEREST RATE RISK


Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity investments, mortgage-backed and asset-backed securities and commercial mortgage loans. There are two forms of interest rate risk--price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rises. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment, and conversely as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment. As of December 31,

42                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

2004, we held $128,766 of fixed maturity securities at fair market value and $9,125 of commercial mortgages at amortized cost for a combined total of 91% of total invested assets. As of December 31, 2003, we held $167,712 of fixed maturity securities at fair market value and $3,800 of commercial mortgages for a combined total of 90% of total invested assets.


We expect to manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.

Our group long-term disability reserves are also sensitive to interest rates. Group long-term disability reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio, with adjustments for investment expenses and provisions for adverse deviation.

The interest rate sensitivity of our fixed maturity security assets is assessed using hypothetical test scenarios that assume several positive and negative parallel shifts of the underlying yield curves. The individual securities are repriced under each scenario using a valuation model. For investments such as mortgage-backed and asset-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology.

CREDIT RISK

We have exposure to credit risk primarily as a holder of fixed income securities and by entering into reinsurance cessions.

Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA-and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody's or Standard & Poor's ratings to determine an issuer's rating.

We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.


For at least 50% of our $94 million of reinsurance recoverables at December 31, 2004, we are protected from the credit risk by using some type of risk mitigation mechanism such as a trust, letter of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. Reinsurance may not be available or adequate to protect us against losses, and we are subject to the credit risk of reinsurers.

FIRST FORTIS LIFE INSURANCE COMPANY                                           43
--------------------------------------------------------------------------------

TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION



----------------------------------------------------------------------
GENERAL INFORMATION
----------------------------------------------------------------------
    Safekeeping of Assets
----------------------------------------------------------------------
    Independent Registered Public Accounting Firm
----------------------------------------------------------------------
    Non-Participating
----------------------------------------------------------------------
    Misstatement of Age or Sex
----------------------------------------------------------------------
    Principal Underwriter
----------------------------------------------------------------------
PERFORMANCE RELATED INFORMATION
----------------------------------------------------------------------
    Total Return for all Sub-Accounts
----------------------------------------------------------------------
    Yield for Sub-Accounts
----------------------------------------------------------------------
    Money Market Sub-Accounts
----------------------------------------------------------------------
    Additional Materials
----------------------------------------------------------------------
    Performance Comparisons
----------------------------------------------------------------------
FINANCIAL STATEMENTS
----------------------------------------------------------------------

44                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the General Account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

               [(1 + I)/(1 + J + .0025)] TO THE POWER OF n/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

However, if we stop offering a guaranteed interest rate for a Guarantee Period, we determine I and J with a different method. In these cases, we determine I and J by using the "bond equivalent yield" on applicable U.S. Treasury Bills or U.S. Treasury Notes. We determine this yield on either the 1st or the 15th of the applicable month. Therefore, if we stop offering a guaranteed interest rate for a Guarantee Period, I and J will be as follows:

- I is the bond equivalent yield that was available on applicable U.S. Treasury Bills or U.S. Treasury Notes at the beginning of the existing Guarantee Period. The applicable U.S. Treasury Bills or U.S. Treasury Notes will be those that have maturities equal in length to that of the existing Guarantee Period.

- J is the bond equivalent yield on applicable U.S. Treasury Bills or U.S. Treasury Notes that is available at the time we calculate the Market Value Adjustment. The applicable U.S. Treasury Bills or U.S. Treasury Notes will be those that have maturities equal in length to the length of time remaining in the existing Guarantee Period.

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred                           $10,000
Existing Guarantee Period                                 7 Years
Time of withdrawal or transfer                            Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                              8%*
Guaranteed Interest Rate for new 5-year guarantee (J)     7%*
Remaining Guarantee Period (N)                            60 months

Market Value Adjustment:                               =      $10,000 X [[(1 + .08)/(1 + .07 + .0025)] TO THE
                                                              POWER OF 60/12 - 1]
                                                       =      $354.57

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,354.57

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                           $10,000
Existing Guarantee Period                                 7 Years
Time of withdrawal or transfer                            Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                              8%*
Guaranteed Interest Rate for new 5-year guarantee (J)     9%*
Remaining Guarantee Period (N)                            60 months

Market Value Adjustment:                               =      $10,000 X [[(1 + .08)/(1 + .09 + .0025)] TO THE
                                                              POWER OF 60/12 - 1]
                                                       =      -$559.14

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,440.86

FIRST FORTIS LIFE INSURANCE COMPANY                                           45
--------------------------------------------------------------------------------

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                           $10,000
Existing Guarantee Period                                 7 Years
Time of withdrawal or transfer                            Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                              8%*
Guaranteed Interest Rate for new 5-year guarantee (J)     7.75%*
Remaining Guarantee Period (N)                            60 months

Market Value Adjustment:                               =      $10,000 X [[(1 + .08)/(1 + .0775 + .0025)] TO THE
                                                              POWER OF 60/12 - 1]
                                                       =      0

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000

*   Assumed for illustrative purposes only.

46                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

APPENDIX II -- INVESTMENTS BY FORTIS

Fortis' legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Fortis, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

- federal, state and municipal obligations,

- preferred and common stocks,

- corporate bonds,

- real estate mortgages and mortgage backed securities,

- real estate, and

- certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods".

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are:
    Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Fortis; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Fortis.

To obtain a Statement of Additional Information, please complete the form below and mail to:

    First Fortis Life Insurance Company
    Attn: Investment Product Services
    P.O. Box 5085
    Hartford, Connecticut 06102-5085

Please send a Statement of Additional Information for First Fortis Masters variable annuity to me at the following address:

----------------------------------------------------
                                      Name

------------------------------------------------------------------
                                    Address

------------------------------------------------------------------
                            City/State      Zip Code

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    ------------------------------------------------------------------------

To the Board of Directors and Stockholder of First Fortis Life Insurance Company:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of First Fortis Life Insurance Company (the Company), a direct wholly owned subsidiary of Assurant, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/ PRICEWATERHOUSECOOPERS LLP
March 31, 2005
Minneapolis, Minnesota

                      FIRST FORTIS LIFE INSURANCE COMPANY
                                 BALANCE SHEETS
                         AT DECEMBER 31, 2004 AND 2003

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     2004           2003
                                                                   -----------------------
                                                                    (in thousands except
                                                                         share data)
ASSETS
  Investments:
  Fixed maturities available for sale, at fair value
   (amortized cost -- $119,840 in 2004 and $157,032 in 2003)       $128,766       $167,712
  Equity securities available for sale, at fair value
   (cost -- $8,514 in 2004 and $9,574 in 2003)                        8,571          9,784
  Commercial mortgage loans on real estate at amortized cost          9,125          3,800
  Policy loans                                                           80             37
  Short-term investments                                              4,575          8,091
  Other investments                                                      --            275
                                                                   -----------------------
                                           TOTAL INVESTMENTS        151,117        189,699
                                                                   -----------------------
  Cash and cash equivalents                                           5,360          1,060
  Premiums and accounts receivable, net                               4,858          2,777
  Income tax receivable                                               1,250             --
  Reinsurance recoverables                                           93,607        100,451
  Due from affiliates                                                   582             --
  Accrued investment income                                           1,701          2,185
  Deferred acquisition costs                                          1,123            942
  Deferred income taxes, net                                          1,481          3,040
  Goodwill                                                            2,038          2,038
  Other assets                                                           95             82
  Assets held in separate accounts                                   32,446         39,678
                                                                   -----------------------
                                                TOTAL ASSETS       $295,658       $341,952
                                                                   -----------------------
LIABILITIES
  Future policy benefits and expenses                              $ 29,168       $ 24,143
  Unearned premiums                                                  20,902         35,798
  Claims and benefits payable                                       139,270        137,233
  Commissions payable                                                 5,001          3,811
  Reinsurance balances payable                                        2,509          1,935
  Funds held under reinsurance                                           89             94
  Deferred gain on disposal of businesses                             6,492          8,067
  Due to affiliates                                                      --          2,407
  Accounts payable and other liabilities                              8,292          6,264
  Tax payable                                                            --          1,771
  Liabilities related to separate accounts                           32,446         39,678
                                                                   -----------------------
                                           TOTAL LIABILITIES        244,169        261,201
                                                                   -----------------------
STOCKHOLDER'S EQUITY
  Common stock, par value $20 per share, 100,000 shares
   authorized, issued, and outstanding                                2,000          2,000
  Additional paid-in capital                                         43,006         43,006
  Retained earnings                                                     644         28,663
  Accumulated other comprehensive income                              5,839          7,082
  Total stockholder's equity                                         51,489         80,751
                                                                   -----------------------
                  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $295,658       $341,952
                                                                   -----------------------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                      FIRST FORTIS LIFE INSURANCE COMPANY
                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                   YEARS ENDED DECEMBER 31,
                                                              -----------------------------------
                                                               2004          2003          2002
                                                              -----------------------------------
                                                                        (in thousands)
REVENUES
  Net earned premiums and other considerations                $65,593       $69,206       $74,215
  Net investment income                                         9,738        10,315        11,171
  Net realized gain (loss) on investments                         819           646        (2,599)
  Amortization of deferred gain on disposal of businesses       1,575         1,896         2,242
  Fees and other income                                           305           306           368
                                                              -----------------------------------
                                              TOTAL REVENUES   78,030        82,369        85,397
                                                              -----------------------------------
BENEFITS, LOSSES AND EXPENSES
  Policyholder benefits                                        42,732        45,114        47,151
  Amortization of deferred acquisition costs                      247           774         2,319
  Underwriting, general and administrative expenses            18,442        23,237        23,638
                                                              -----------------------------------
                         TOTAL BENEFITS, LOSSES AND EXPENSES   61,421        69,125        73,108
  Income before income taxes                                   16,609        13,244        12,289
  Income taxes                                                  4,632         4,507         4,197
                                                              -----------------------------------
                                                  NET INCOME  $11,977       $ 8,737       $ 8,092
                                                              -----------------------------------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                      FIRST FORTIS LIFE INSURANCE COMPANY
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                                  Accumulated
                                                         Additional                  Other
                                                Common    Paid-In     Retained   Comprehensive
                                                Stock     Capital     Earnings   Income (Loss)    Total
                                                ---------------------------------------------------------
                                                                     (in thousands)
                      BALANCE, JANUARY 1, 2002  $2,000    $43,006     $ 12,047      $ 2,247      $ 59,300
Comprehensive income:
  Net income                                       --          --        8,092           --         8,092
  Net change in unrealized gains on securities     --          --           --        3,681         3,681
                                                                                                 --------
Total comprehensive income                                                                         11,773
                                                ---------------------------------------------------------
                    BALANCE, DECEMBER 31, 2002  2,000      43,006       20,139        5,928        71,073
                                                ---------------------------------------------------------
Comprehensive income:
  Net income                                       --          --        8,737           --         8,737
  Net change in unrealized gains on securities     --          --           --          941           941
  Other                                            --          --         (213)         213            --
                                                                                                 --------
Total comprehensive income                                                                          9,678
                                                ---------------------------------------------------------
                    BALANCE, DECEMBER 31, 2003  2,000      43,006       28,663        7,082        80,751
                                                ---------------------------------------------------------
Dividends on common stock                          --          --      (40,000)          --       (40,000)
Comprehensive income:
  Net income                                       --          --       11,977           --        11,977
  Net change in unrealized gains on securities     --          --           --       (1,239)       (1,239)
  Other                                            --          --            4           (4)           --
                                                                                                 --------
Total comprehensive income                                                                         10,738
                                                ---------------------------------------------------------
                    BALANCE, DECEMBER 31, 2004  $2,000    $43,006     $    644      $ 5,839      $ 51,489
                                                ---------------------------------------------------------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                      FIRST FORTIS LIFE INSURANCE COMPANY
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                         YEARS ENDED DECEMBER 31,
                                                                     ---------------------------------
                                                                       2004        2003        2002
                                                                     ---------------------------------
                                                                              (in thousands)
OPERATING ACTIVITIES
  Net income                                                         $ 11,977    $  8,737    $   8,092
  Adjustments to reconcile net income to net cash provided
   by operating activities:
  Change in reinsurance recoverable                                     6,844       9,677       (2,075)
  Change in premiums and accounts receivables                          (2,663)      1,527        3,995
  Change in deferred acquisition costs                                   (181)        628        2,190
  Change in accrued investment income                                     484         148          155
  Change in insurance policy reserves and expenses                     (7,834)    (13,537)          47
  Change in accounts payable and other liabilities                       (379)        716       (3,897)
  Change in commissions payable                                         1,190         (37)         107
  Change in reinsurance balances payable                                  574        (872)         (76)
  Change in funds held under reinsurance                                   (5)       (167)          68
  Amortization of deferred gain on disposal of businesses              (1,575)     (1,896)      (2,243)
  Change in income taxes                                                 (794)        (83)      (4,241)
  Net realized (gains)/losses on investments                             (819)       (646)       2,599
  Other                                                                  (166)         18         (207)
                                                                     ---------------------------------
                   NET CASH PROVIDED BY OPERATING ACTIVITIES            6,653       4,213        4,514
                                                                     ---------------------------------
INVESTING ACTIVITIES
  Sales of:
  Fixed maturities available for sale                                  57,159      30,892       86,092
  Equity securities available for sale                                  4,376       2,486        1,640
  Other invested assets                                                   275          73          126
  Maturities, prepayments, and scheduled redemption of:
  Fixed maturities available for sale                                  11,214      22,221       14,276
  Purchase of:
  Fixed maturities available for sale                                 (30,195)    (43,359)    (111,100)
  Equity securities available for sale                                 (3,330)     (8,986)      (2,096)
  Change in commercial mortgage loans on real estate                   (5,325)     (3,800)          --
  Change in short term investments                                      3,516      (4,697)       3,207
  Change in policy loans                                                  (43)        (13)         (18)
                                                                     ---------------------------------
         NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         $ 37,647    $ (5,183)   $  (7,873)
                                                                     ---------------------------------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                      FIRST FORTIS LIFE INSURANCE COMPANY
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                           YEARS ENDED DECEMBER 31,
                                                                     ------------------------------------
                                                                       2004          2003          2002
                                                                     ------------------------------------
                                                                                (in thousands)
FINANCING ACTIVITIES
  Dividends paid                                                     $(40,000)      $   --       $    --
                                                                     ------------------------------------
                       NET CASH USED IN FINANCING ACTIVITIES          (40,000)          --            --
                                                                     ------------------------------------
  Change in cash and cash equivalents                                   4,300         (970)       (3,359)
  Cash and cash equivalents at beginning of period                      1,060        2,030         5,389
                                                                     ------------------------------------
  Cash and cash equivalents at end of period                         $  5,360       $1,060       $ 2,030
                                                                     ------------------------------------
  Supplemental schedule of non-cash investing activities:
  Assets and liabilities transferred in reinsurance
   transaction (Note 8):
  Non-cash assets ceded:
  Other assets                                                       $     --       $   --       $   (63)
                                                                     ------------------------------------
                                 TOTAL VALUE OF ASSETS CEDED         $     --       $   --       $   (63)
                                                                     ------------------------------------
  Other liabilities                                                  $     --       $   --       $   (32)
                                                                     ------------------------------------
                                   TOTAL LIABILITIES ASSUMED         $     --       $   --       $   (32)
                                                                     ------------------------------------
  Supplemental information:
    Income taxes paid                                                $  5,428       $4,544       $ 8,455

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

FIRST FORTIS LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004, 2003 AND 2002
(IN THOUSANDS EXCEPT SHARE DATA)

 -----------------------------------------------------------------------------

1. NATURE OF OPERATIONS

First Fortis Life Insurance Company (the "Company") is a provider of life and health insurance products. At January 1, 2004, the Company was a wholly owned subsidiary of Fortis, Inc., which itself was an indirect, wholly owned subsidiary of Fortis N.V. of the Netherlands and Fortis SA/NV of Belgium (collectively, the "Fortis") through their affiliates, including their wholly owned subsidiary, Fortis Insurance N.V.

On February 5, 2004, Fortis sold approximately 65% of its ownership interest in Assurant, Inc. via an initial public offering (the "IPO") and retained approximately 35% of its ownership (50,199,130 shares). In connection with the IPO, Fortis, Inc. was merged into Assurant, Inc., a Delaware corporation, which was formed solely for the purpose of the redomestication of Fortis, Inc. After the merger, Assurant, Inc. became the successor to the business, operations and obligations of Fortis, Inc. Assurant, Inc. is traded on the New York Stock Exchange under the symbol AIZ.

On January 21, 2005, Fortis owned approximately 36% (50,199,130 shares) of the Assurant, Inc. based on the number of shares outstanding that day and sold 27,200,000 of those shares in a secondary offering to the public. Assurant, Inc. did not receive any of the proceeds from the sale of shares of common stock by Fortis. Fortis received all net proceeds from the sale. Fortis concurrently sold exchangeable bonds, due January 26, 2008, that are mandatorily exchangeable for their remaining 22,999,130 shares of Assurant, Inc. Fortis may elect, prior to the maturity date of the bonds, a cash settlement alternative and pay the bondholders an amount of cash equal to the applicable market value of Assurant, Inc.'s common stock. The exchangeable bonds and the shares of the Assurant, Inc.'s common stock into which they are exchangeable have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company is incorporated in New York and is qualified to sell life, health and annuity insurance in the state of New York. The Company's revenues are derived principally from group employee benefits and credit products. The Company offers insurance products, including life insurance policies, annuity contracts, and group life, accident and health insurance policies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates when recording transactions resulting from business operations based on information currently available. The most significant items on the Company's balance sheet that involve accounting estimates and actuarial determinations are goodwill, reinsurance recoverables, valuation of investments, deferred acquisition costs ("DAC"), liabilities for future policy benefits and expenses, claims and benefits payable and taxes. The accounting estimates and actuarial determinations are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, and terminations by policyholders. As additional information becomes available or actual amounts are determinable, the recorded estimates will be revised and reflected in operating results. Although some variability is inherent in these estimates, the Company believes the amounts provided are reasonable and adequate.

COMPREHENSIVE INCOME

Comprehensive income is comprised of net income and other comprehensive income, which includes unrealized gains and losses on securities classified as available for sale, less deferred income taxes.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the 2004 presentation.

CASH AND CASH EQUIVALENTS

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried principally at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank providing the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

INVESTMENTS

The Company's investment strategy is developed based on many factors including appropriate insurance asset and liability management, rate of return, maturity, credit risk, tax considerations and regulatory requirements.

Fixed maturities and equity securities are classified as available-for-sale and reported at fair value. If the fair value is higher than the amortized cost for debt securities or the purchase cost for equity securities, the excess is an unrealized gain; and if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes are reported as included in accumulated other comprehensive income and, accordingly, have no effect on net income.

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The change in the allowance for losses is recorded as realized gains and losses on investments.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Other investments consist of investments in joint ventures and partnerships. The joint ventures and partnerships are valued according to the equity method of accounting. Any changes in the fair value are recorded as net realized gains and losses in the statement of operations.

Short-term investments include all investment cash and short maturity investments. These amounts are carried principally at cost, which approximates fair value.

The Company regularly monitors its investment portfolio to determine that investments that may be other than temporarily impaired are identified in a timely fashion and properly valued, and that any impairments are charged against earnings in the proper period. The Company's methodology to identify potential impairments requires professional judgment.

Changes in individual security values are monitored on a regular basis in order to identify potential credit problems. In addition, securities whose market price is equal to 85% or less of their original purchase price are added to the impairment watch list, which is discussed at monthly meetings attended by members of the Company's investment, accounting and finance departments. Any security whose price decrease is deemed other-than-temporary is written down to its then current market level with the amount of the writedown reflected as a realized loss in the Statement of Operations for that period. Assessment factors include, but are not limited to, the financial condition and rating of the issuer, any collateral held and the length of time the market value of the security has been below cost.

Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors or countries could result in additional write downs in future periods for impairments that are deemed to be other-than-temporary.

Realized gains and losses on sales of investments and declines in value judged to be other-than-temporary are recognized on the specific identification basis.

Investment income is recorded as earned net of investment expenses.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The majority of the Company's mortgage-backed securities and structured securities are of high credit quality. Therefore, the retrospective method is used to adjust the effective yield.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is accounted for over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience, and current economic conditions.

DEFERRED ACQUISITION COSTS (DAC)

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.

A premium deficiency is recognized by a charge to the statement of operations as a reduction of DAC to the extent that future policy premiums, including anticipation of interest income, are not adequate to recover all DAC and related claims, benefits and expenses. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

SHORT DURATION CONTRACTS

Acquisition costs relating to single premium credit insurance contracts are amortized over the term of the contracts in relation to premiums earned.

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of new business underwriting, field sales support, commissions to agents and brokers, and compensation to sales representatives. These acquisition costs are front-end loaded; thus they are deferred and amortized over the estimated terms of the underlying contracts.

LONG DURATION CONTRACTS

Acquisition costs on the Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.

GOODWILL

Goodwill represents the excess of acquisition costs over the net fair values of identifiable assets acquired and liabilities assumed in a business combination. The Company adopted Statement of Financial Accounting Standards No. 142
("FAS 142"), Goodwill and Other Intangible Assets, as of January 1, 2002. Pursuant to FAS 142, goodwill is deemed to have an indefinite life and should not be amortized, but rather tested at least annually for impairment. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not required. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write down is recorded. Prior to the adoption of FAS 142, goodwill was amortized over 20 years. Upon the adoption of FAS 142, the Company ceased amortizing goodwill. The measurement of fair value was determined based on a valuation report prepared by an independent valuation firm. The valuation was based on an evaluation of ranges of future discounted earnings, public company trading multiples and acquisitions of similar companies. Certain key assumptions considered include forecasted trends in revenues, operating expenses and effective tax rates. The Company performs a goodwill impairment test annually and has not recognized an impairment charge since adoption. The Company performed a January 1, 2005 impairment test during the three months ended
March 31, 2005 and concluded that goodwill was not further impaired.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying consolidated statements of operations.

Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group Inc. ("The Hartford"). The balance of reserve ceded for the variable insurance products issued by FFG was $5,559 and $6,870 as of December 31, 2004 and 2003, respectively.

INCOME TAXES

From January 1, 2002 through December 31, 2002, the Company reported its taxable income in a separately filed federal income tax return.

Beginning January 1, 2003, the Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Assurant, Inc. Income tax expense or credits are allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.

Current federal income taxes are charged to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which we expect the temporary differences to reverse. The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

OTHER ASSETS

Other assets include prepaid items and intangible assets. Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. The Company tests the intangible assets for impairment whenever circumstances warrant, but at least annually. If impairment exists, then excess of the unamortized balance over the fair value of the intangible assets will be charged to earnings at that time.

PREMIUMS

SHORT DURATION CONTRACTS

The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, medical and dental, credit life and disability.

LONG DURATION CONTRACTS

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the

FFG and LTC businesses previously sold, all revenue is ceded to Hartford Life and Annuity Insurance Company ("the Hartford") and John Hancock Life Insurance Company ("John Hancock"), respectively.

REINSURANCE ASSUMED

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

FEE INCOME

The Company primarily derives income from fees received from providing administrative services. Fee income is earned when services are performed.

RESERVES

Reserves are established according to GAAP, using generally accepted actuarial methods and are based on a number of factors. These factors include experience derived from historical claim payments and actuarial assumptions to arrive at loss development factors. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

SHORT DURATION CONTRACTS

For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include
(1) case basis reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported ("IBNR") reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR are calculated based on historical experience and on assumptions relating to claim severity, frequency, and other factors. These assumptions are modified as necessary to reflect anticipated trends, with any adjustment being reflected in current operations. We establish reserves for disability policies in an amount equal to the net present value of the expected claims future payments. Group long-term disability and group term life waiver of premium reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio, with adjustments for investment expenses and provisions for adverse deviation. Group long-term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.

Unearned premium reserves are maintained for the portion of the premiums on short duration contracts that is related to the unexpired period of the policy.

LONG DURATION CONTRACTS

Future policy benefits and expense reserves on LTC and the traditional life insurance contracts within FFG are recorded at the present value of future benefits to be paid to policyholders and related expenses less the present value of the future net premiums. These amounts are estimated and include assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.

Future policy benefits and expense reserves for investment-type annuity contracts in FFG consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances.

Changes in the estimated liabilities are charged or credited to operations as the estimates are revised.

GUARANTY FUND ASSESSMENTS

There are a number of insurance companies that are currently under regulatory supervision. This may result in future assessments to the Company by state guaranty fund associations to cover losses to policyholders of insolvent or rehabilitated companies. These assessments can be partially recovered through a reduction in future premium taxes in New York. The Company believes it has adequately provided for the impact of future assessments relating to current insolvencies.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued FAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("FAS 149"). This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FAS 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective prospectively for contracts entered into or modified after June 30, 2003 and prospectively for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material impact on the Company's financial position or results of operations.

On July 7, 2003, the Accounting Standards Executive Committee ("AcSEC") of the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long Duration Contracts and for Separate Accounts ("SOP 03-1"). SOP 03-1 provides guidance on a number of topics unique to insurance enterprises, including separate account presentation, interest in separate accounts, gains and losses on the transfer of assets from the general account to a separate account, liability valuation, returns based on a contractually referenced pool of assets or index, accounting for contracts that contain death or other insurance benefit features, accounting for reinsurance and other similar contracts, accounting for annuitization benefits and sales inducements to contract holders. SOP 03-1 was effective for the Company's financial statements on January 1, 2004. The adoption of this statement did not have a material impact on the Company's financial position or the results of operations.

In December 2003, the FASB issued FAS 132 (Revised 2003), Employers' Disclosure about Pensions and Other Postretirement Benefits ("FAS 132" -- Revised 2003). This statement revises employers' disclosure about pension plans and other postretirement benefit plans. This statement does not change the measurement or recognition of those plans required by FAS No. 87, Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlement and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This statement retains the disclosure requirements contained in FAS 132, Employers' Disclosure about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosure to that found in FAS 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans and was effective for fiscal year ending after December 15, 2003. The Company's Parent fully adopted this statement.

In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on Issue 03-1, The Meaning of Other Than Temporary Impairment and Its Application to Certain Investments ("EITF 03-1"). EITF 03-1 provides guidance on the disclosure requirements for other than temporary impairments of debt and marketable equity investments that are accounted for under Financial Accounting Standard 115 ("FAS 115"). EITF 03-1 also provides guidance for evaluating whether an investment is other than temporarily impaired. The adoption of EITF 03-1 required the Company to include certain quantitative and qualitative disclosures for debt and marketable equity securities classified as available-for-sale or held-to-maturity under FAS 115 that are impaired at the balance sheet date but for which an other than temporary impairment has not been recognized. The disclosures were effective for financial statements for fiscal years ending after December 15, 2003. The Company adopted the disclosure requirements of EITF 03-1 at December 31, 2003. The guidance for evaluating whether an investment is other than temporarily impaired is effective for reporting periods beginning after June 15, 2004; however, the Financial Accounting Standards Board ("FASB") has issued two new proposed Staff Positions. EITF 03-1a, which would defer the June 15, 2004 effective date of the requirement to record impairment losses caused by the effect of increases in interest rates or sector spreads on debt securities subject to paragraph 16 of EITF 03-1 until further guidance is provided and EITF 03-1b, which would exclude minor impairments from the requirement. Both Staff Positions are still in the comment period phase. The Company is continuing to evaluate the impact of adoption of this issue given the fact that portions of the issue are still in the comment period. The Company currently follows the guidance on other than temporary impairments provided by Staff Accounting Bulletin ("SAB") 59, Accounting for Noncurrent Marketable Equity Securities.

In May 2004, the FASB issued FASB Staff Position ("FSP") FAS 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("FAS 106-2"), which provides guidance on accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("the Act"). The Act introduces (1) a prescription drug benefit under Medicare and (2) a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least "actuarially equivalent" to Medicare Part D. The FASB concluded that the subsidy should be treated as an actuarial gain pursuant to FAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. FAS 106-2 is effective for the first interim period or annual period beginning after June 15, 2004. Since the effects of the Act were not considered a significant event, the effects of the Act were incorporated in the next measurement of plan assets and obligations, December 31, 2004. The Company believes that it will be entitled to the subsidy. Therefore, the Company adopted FAS 106-2 as of December 31, 2004. The adoption of FAS 106-2 did not have a material effect on either the Company's accumulated postretirement benefit obligation or its financial position or results of operations.

3. INVESTMENTS

The amortized cost and fair value of fixed maturities and equity securities as of December 31, 2004 were as follows:

                                                              ---------------------------------------------------------
                                                               Cost or         Gross           Gross
                                                              Amortized      Unrealized      Unrealized
                                                                Cost           Gains           Losses        Fair Value
                                                              ---------------------------------------------------------
FIXED MATURITIES
BONDS:
United States Government and government agencies and
 authorities                                                  $ 21,001         $  698           $(22)           21,677
States, municipalities and political subdivisions                2,777            276             --             3,053
Foreign governments                                              2,842            209             (5)            3,046
Public utilities                                                16,376          1,670             (1)           18,045
All other corporate bonds                                       76,844          6,172            (71)           82,945
                                                              ---------------------------------------------------------
                               TOTAL FIXED MATURITIES         $119,840         $9,025           $(99)         $128,766
                                                              ---------------------------------------------------------

EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
Non-sinking fund preferred stocks                                8,514            142            (85)            8,571
                                                              ---------------------------------------------------------
                              TOTAL EQUITY SECURITIES         $  8,514         $  142           $(85)         $  8,571
                                                              ---------------------------------------------------------

The amortized cost and fair value of fixed maturities as of December 31, 2003 were as follows:

                                                               Cost or         Gross           Gross
                                                              Amortized      Unrealized      Unrealized
                                                                Cost           Gains           Losses        Fair Value
                                                              ---------------------------------------------------------
FIXED MATURITIES
BONDS:
United States Government and government agencies and
 authorities                                                  $ 27,211        $   861           $(18)           28,054
States, municipalities and political subdivisions                2,775            246             --             3,021
Foreign governments                                              5,349            396            (23)            5,722
Public utilities                                                20,239          2,047             --            22,286
All other corporate bonds                                      101,458          7,226            (55)          108,629
                                                              ---------------------------------------------------------
                               TOTAL FIXED MATURITIES         $157,032        $10,776           $(96)         $167,712
                                                              ---------------------------------------------------------
EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
Non-sinking fund preferred stocks                             $  9,574        $   256           $(46)         $  9,784
                                                              ---------------------------------------------------------
                              TOTAL EQUITY SECURITIES         $  9,574        $   256           $(46)         $  9,784
                                                              ---------------------------------------------------------

The amortized cost and fair value of fixed maturities at December 31, 2004 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     Amortized
                                                                       Cost          Fair Value
                                                                     --------------------------
Due in one year or less                                              $  9,053         $  9,197
Due after one year through five years                                  16,834           18,182
Due after five years through ten years                                 29,523           31,769
Due after ten years                                                    36,100           40,884
                                                       TOTAL           91,510          100,032
Mortgage and asset backed securities                                   28,330           28,734
                                                                     --------------------------
                                                       TOTAL         $119,840         $128,766
                                                                     --------------------------

Gross gains of $1,474, $1,247 and $2,887 and gross losses of $427, $560 and $4,331 were realized on sales of fixed maturities and equity securities in 2004, 2003 and 2002, respectively.

Major categories of net investment income were as follows:

                                                                      Years Ended December 31,
                                                                     --------------------------
                                                                      2004     2003      2002
                                                                     --------------------------
Fixed maturities                                                     $8,697   $ 9,869   $11,104
Equity securities                                                       719       528       280
Commercial mortgage loans on real estate                                337        --        --
Policy loans                                                              4         3         2
Short-term investments                                                   98        61       112
Other investments                                                         5        (7)      (46)
Investment expenses                                                    (122)     (139)     (281)
                                                                     --------------------------
                                       NET INVESTMENT INCOME         $9,738   $10,315   $11,171
                                                                     --------------------------

The net realized gains (losses) recorded in income for 2004, 2003 and 2002 are summarized as follows:

                                                                      Years Ended December 31,
                                                                     --------------------------
                                                                      2004     2003      2002
                                                                     --------------------------
Fixed maturities                                                     $1,060    $628    $(2,489)
Equity securities                                                       (13)     21        (32)
                                                                     --------------------------
Total marketable securities                                           1,047     649     (2,521)
Other                                                                  (228)     (3)       (78)
                                                                     --------------------------
                                                       TOTAL         $  819    $646    $(2,599)
                                                                     --------------------------

The Company recorded $0, $38 and $1,077 of pre-tax realized losses in 2004, 2003 and 2002, respectively, associated with other-than-temporary declines in value of available for sale securities.

The investment category and duration of the Company's gross unrealized losses on fixed maturities and equity securities at December 31, 2004 were as follows:

                                                   Less than 12 months        12 Months or More               Total
                                                 -----------------------   -----------------------   -----------------------
                                                              Unrealized                Unrealized                Unrealized
                                                 Fair Value     Losses     Fair Value     Losses     Fair Value     Losses
                                                 ---------------------------------------------------------------------------
FIXED MATURITIES
BONDS:
United States Government and government
agencies and authorities                          $ 4,985        $(22)        $ --         $ --       $ 4,985        $(22)
States, municipalities and political
subdivisions                                           --          --           --           --            --          --
Foreign governments                                   533          (5)          --           --           533          (5)
Public utilities                                       66          (1)          --           --            66          (1)
All other corporate bonds                           6,199         (45)         637          (26)        6,836         (71)
                                                 ---------------------------------------------------------------------------
                         TOTAL FIXED MATURITIES   $11,783        $(73)        $637         $(26)      $12,420        $(99)
                                                 ---------------------------------------------------------------------------

EQUITY SECURITIES
COMMON STOCKS:
Public utilities                                  $    --        $ --         $ --         $ --       $    --        $ --
Banks, trusts and insurance companies                  --          --           --           --            --          --
Industrial, miscellaneous and all other                --          --           --           --            --          --
NON-REDEEMABLE PREFERRED STOCKS:
Non-sinking fund preferred stocks                   2,514         (54)         297          (31)        2,811         (85)
                                                 ---------------------------------------------------------------------------
                        TOTAL EQUITY SECURITIES   $ 2,514        $(54)        $297         $(31)      $ 2,811        $(85)
                                                 ---------------------------------------------------------------------------

The total unrealized loss represents less than 2% of the aggregate fair value of the related securities. Approximately 86% of these securities in an unrealized loss position have been in a continuous loss position for less than twelve months. The total unrealized losses on securities that were in a continuous unrealized loss position for longer than six months but less than 12 months were approximately $15, with no security with a book value greater than $1,000 having a market value below 99% of book value.

As part of the Company's ongoing monitor ing process, the Company regularly reviews its investment portfolio to ensure that investments that may be other than temporarily impaired are identified on a timely basis and that any impairment is charged against earnings in the proper period. The Company has reviewed these securities and concluded that there were no additional other than temporary impairments as of December 31, 2004. Due to issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and their continued expectations to do so, as well as the Company's evaluation of the fundamentals of the issuers' financial condition, the Company believes that the securities in an unrealized loss status are not impaired and intends to hold them until recovery.

The Company has made commercial mortage loans, collaterized by the underlying real estate, on properties located in the State of New York, Minnesota, and Pennsylvania. A potential loss reserve based on historical data adjusted for current expectations is maintained and is typically between 1.25% and 2.25% of commercial mortgage loans on real estate. As of December 31, 2004, the reserve was approximately 2.0% of the unpaid principal of our commercial mortgage loans, or $200.

The Company had fixed maturities carried at $959 and $993 at December 31, 2004 and 2003, respectively, on deposit with various governmental authorities as required by law.

4. INCOME TAXES

The Company is subject to U.S. taxes. Starting in 2003, it is part of the U.S. consolidated federal income tax return with its parent, Assurant, Inc. For 2002, it filed a separate U.S. federal tax return. Information about current and deferred tax expense follows:

                                                                      Years Ended December 31,
                                                                     ---------------------------
                                                                      2004      2003      2002
                                                                     ---------------------------
Current expense:
Federal                                                              $2,406    $3,837    $4,548
Foreign                                                                  --        --        --
                                                                     ---------------------------
                                       TOTAL CURRENT EXPENSE          2,406     3,837     4,548
Deferred expense (benefit)
  Federal                                                             2,226       670      (351)
  Foreign                                                                --        --        --
                                                                     ---------------------------
                            TOTAL DEFERRED EXPENSE (BENEFIT)          2,226       670      (351)
                                                                     ---------------------------
                                    TOTAL INCOME TAX EXPENSE         $4,632    $4,507    $4,197
                                                                     ---------------------------

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

                                                                              December 31,
                                                                     ------------------------------
                                                                      2004        2003        2002
                                                                     ------------------------------
Federal income tax rate:                                               35.0%       35.0%       35.0%
Reconciling items:
  Tax exempt interest                                                  (0.3)       (0.2)       (0.3)
  Dividends received deduction                                         (0.4)       (0.7)         --
  Permanent nondeductible expenses                                       --         0.2         0.1
  Change in reserve for prior year taxes                               (6.0)         --          --
  Other                                                                (0.4)       (0.3)       (0.6)
                                                                     ------------------------------
                                  EFFECTIVE INCOME TAX RATE:           27.9%       34.0%       34.2%
                                                                     ------------------------------

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

                                                                        December 31,
                                                                     ------------------
                                                                      2004        2003
                                                                     ------------------
Deferred tax assets:
  Policyholder and separate account reserves                         $  390      $  271
  Accrued liabilities                                                   111         865
  Deferred acquisition costs                                          1,300       1,442
  Deferred gains on reinsurance                                       2,272       2,857
  Other assets                                                          570       1,417
                                                                     ------------------
                                   GROSS DEFERRED TAX ASSETS          4,643       6,852
                                                                     ------------------
Deferred tax liabilities:
  Investment adjustment                                                  18          --
  Unrealized gains on fixed maturities and equities                   3,144       3,812
                                                                     ------------------
                              GROSS DEFERRED TAX LIABILITIES          3,162       3,812
                                                                     ------------------
Net deferred income tax asset                                        $1,481      $3,040
                                                                     ------------------

5. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 100,000 shares of common stock with a stated value of $20 per share. All the shares are issued and outstanding as of December 31, 2004 and 2003. All the outstanding shares at December 31, 2004 are owned by Assurant, Inc. (see Note 1). The Company paid dividends of $40,000, $0, and $0 at December 31, 2004, 2003 and 2002,
respectively.

The maximum amount of dividends which can be paid by the State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note
6).

6. STATUTORY INFORMATION

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Department of Insurance of the State of New York. Prescribed statutory accounting practices (SAP) includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 3) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 4) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 5) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; and 6) certain assets are not admitted for purposes of determining surplus under SAP.

Reconciliations of net income and stockholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                                                 Net Income            Stockholder's Equity
                                                         ---------------------------------------------------
                                                          2004      2003      2002       2004        2003
                                                         ---------------------------------------------------
Based on statutory accounting practices                  $11,088   $10,190   $ 8,770    $43,039     $73,599
Deferred policy acquisition costs                            181      (628)   (2,190)     1,123         942
Deferred and uncollected premiums                          1,006      (932)      156        104          33
Policy reserves                                              591      (798)      361      2,002         398
Investment valuation difference                               --        --        --      8,636      10,726
Commissions                                                   99       426    (1,848)      (134)       (233)
Deferred taxes                                                --        --        --     (1,305)     (1,424)
Deferred gain on disposal of business                        320     1,896     2,242     (6,492)     (8,067)
Unearned ceding fee                                          612        --        --       (827)     (1,439)
Amounts payable reinsurance ceded                             --        --        --         25         454
Funds held under reinsurance treaty unauthorized
reinsurer                                                               --        --         --          --
Realized gains (losses) on investments                       497       547      (443)        --          --
Amortization of goodwill                                      --        --        --      2,038       2,038
Income taxes                                              (2,226)     (339)      351      1,481       3,040
Pension                                                     (154)      (61)      153       (300)       (106)
Amortization of IMR                                          (37)       (5)      (45)        --          --
Reinsurance in unauthorized companies                         --        --        --         48          42
Interest maintenance reserve                                  --        --        --        569          --
Asset valuation reserve                                       --        --        --      1,182         908
Agents balances                                               --        --        --         54          23
Other                                                         --    (1,559)      585        246        (183)
                                                         ---------------------------------------------------
      BASED ON GENERALLY ACCEPTED ACCOUNTING PRINCIPLES  $11,977   $ 8,737   $ 8,092    $51,489     $80,751
                                                         ---------------------------------------------------

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds minimum RBC requirements. Per Section 4207 of New York Insurance Laws, dividends may be paid by domestic stock life insurance companies upon receiving approval from the Superintendent of Insurance 30 days prior to declaration. The payment of dividends in excess of a certain amount (i.e., extraordinary dividends) must be approved by the Department of Insurance, in the state of New York. Ordinary dividends are limited to the lesser of (i) 10% of the statutory surplus as of the end of the prior year or (ii) 100% of adjusted net investment income of the same period upon approval of the New York Department of Insurance. If insurance regulators determine that payment of an ordinary dividend or any other payments by the Company's insurance subsidiaries to the Company (such as payments under a tax sharing agreement or payments for employee or other services) would be adverse to policyholders or creditors, the regulators may block such payments that would otherwise be permitted without prior approval. The Company entered into an agreement with the New York Insurance Department in connection with the merger of BALAC in 2001, pursuant to which the Company agreed not to pay any dividends until fiscal year 2004. No assurance can be given that there will not be further regulatory actions restricting the ability of the Company's insurance subsidiaries to pay dividends.

7. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                 2004           2003
                                ----------------------
Ceded future policy
 holder benefits and
 expense                        $29,085       $ 24,051
Ceded unearned premium           18,139         30,120
Ceded claims and benefits
 payable                         44,291         44,621
Ceded paid losses                 2,092          1,659
                                ----------------------
                    TOTAL       $93,607       $100,451
                                ----------------------

The changes in direct premiums and premiums ceded were as follows:

                                                           Years Ended December 31,
                       ------------------------------------------------------------------------------------------------
                                    2004                             2003                             2002
                       ------------------------------   ------------------------------   ------------------------------
                         Long      Short                  Long      Short                  Long      Short
                       Duration   Duration    Total     Duration   Duration    Total     Duration   Duration    Total
                       ------------------------------------------------------------------------------------------------
GROSS EARNED
PREMIUMS AND OTHER
CONSIDERATIONS         $ 10,930   $ 79,285   $ 90,215   $ 11,442   $ 97,379   $108,821   $ 10,618   $119,369   $129,987
Premiums assumed             --     13,174     13,174         --      6,513      6,513         --      2,100      2,100
Premiums ceded          (10,930)   (26,866)   (37,796)   (11,442)   (34,686)   (46,128)   (10,618)   (47,254)   (57,872)
                       ------------------------------------------------------------------------------------------------
Net earned premiums
and other
considerations         $     --   $ 65,593   $ 65,593   $     --   $ 69,206   $ 69,206   $     --   $ 74,215   $ 74,215
                       ------------------------------------------------------------------------------------------------
GROSS POLICYHOLDER
BENEFITS               $ 19,628   $ 46,939   $ 66,567   $ 22,637   $ 61,514   $ 84,151   $ 18,217   $ 81,827   $100,044
Benefits assumed             --     15,304     15,304         --      6,785      6,785         --      1,323      1,323
Benefits ceded          (19,619)   (19,520)   (39,139)   (22,628)   (23,194)   (45,822)   (18,209)   (36,007)   (54,216)
                       ------------------------------------------------------------------------------------------------
Net policyholder
Benefits               $      9   $ 42,723   $ 42,732   $      9   $ 45,105   $ 45,114   $      8   $ 47,143   $ 47,151
                       ------------------------------------------------------------------------------------------------

The Company utilizes ceded reinsurance for loss protection and capital management and business divestitures.

LOSS PROTECTION AND CAPITAL MANAGEMENT

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims, and to free up capital to enable the Company to write additional business.

Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To limit this risk, the Company has control procedures in place to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk to minimize this exposure. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification as well as on developing strong relationships with the Company's reinsurers for the sharing of risks.

BUSINESS DIVESTITURES

The Company has used reinsurance to exit certain businesses. Assets backing ceded liabilities related to this business are held in trust for the benefit of the Company and are reflected in the Company's balance sheet.

In 2001, the Company entered into a reinsurance agreement with the Hartford for the sale of its FFG division. The reinsurance recoverable from the Hartford was $5,559 and $6,870 as of December 31, 2004 and 2003, respectively. The Company would be responsible to administer this business in the event of a default by reinsurers. In addition, under the reinsurance agreement, the Hartford is obligated to contribute funds to increase the value of the separate account assets relating to modified guaranteed annuity business sold if such value declines below the value of the associated liabilities. If the Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In 2000, the Company divested its LTC operations to John Hancock. Reinsurance recoverable from John Hancock was $28,862 and $21,046 as of December 31, 2004 and 2003, respectively.

8. RESERVES

The following table provides reserve information by major lines of business as of:

                                              December 31, 2004                       December 31, 2003
                                    -------------------------------------   -------------------------------------
                                    Future Policy              Claims and   Future Policy   Claims and
                                    Benefits and    Unearned    Benefits    Benefits and     Unearned    Benefits
                                      Expenses      Premiums    Payable       Expenses       Premiums    Payable
                                    -----------------------------------------------------------------------------
LONG DURATION CONTRACTS:
FFG and other disposed businesses      $29,168      $ 2,648     $  2,689       $24,143       $ 2,694     $  1,171
SHORT DURATION CONTRACTS:
Group term life                             --          103       20,045            --           125       20,936
Group disability                            --          129       92,641            --           110       85,956
Medical                                     --            6        2,144            --             8        1,884
Dental                                      --           95        1,939            --           111        1,858
Credit Life and Disability                  --       17,921       19,389            --        30,628       24,608
Other                                       --           --          423            --         2,122          820
                                    -----------------------------------------------------------------------------
                             TOTAL     $29,168      $20,902     $139,270       $24,143       $35,798     $137,233
                                    -----------------------------------------------------------------------------

The Company's short duration contract group disability category includes short and long term disability products. Claims and benefits payable for long-term disability have been discounted at 5.25%. The December 31, 2004 and 2003 liabilities include $92,254 and $85,491, respectively of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2004 and 2003 are $20,747 and $20,477 respectively.

9. FAIR VALUE DISCLOSURES

Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financia l Instruments ("FAS 107") requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. These financial instruments may or may not be recognized in the balance sheets. In the measurement of the fair value of certain financial instruments, if quoted market prices were not available other valuation techniques were utilized. These derived fair value estimates are significantly affected by the assumptions used. Additionally, FAS 107 excludes certain financial instruments including those related to insurance contracts.

In estimating the fair value of the financial instruments presented, the Company used the following methods and assumptions: Cash, cash equivalents and short-term investments: the carrying amount reported approximates fair value because of the short maturity of the instruments.

Fixed maturity securities: the fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Equity securities: fair value of equity securities and non-sinking fund preferred stocks is based upon quoted market prices.

Commercial mortgage loans and policy loans: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying amounts of policy loans are reported in the balance sheets at amortized cost, which approximates fair value.

Other investments: the fair values of joint ventures are calculated based on fair market value appraisals. The carrying amounts of the remaining other investments approximate fair value.

Policy reserves under investment products: the fair values for the Company's policy reserves under the investment products are determined using cash surrender value.

Separate account assets and liabilities: separate account assets and liabilities are reported at their estimated fair values in the balance sheet.

                                                             December 31, 2004             December 31, 2003
                                                        ---------------------------   ---------------------------
                                                        Carrying Value   Fair Value   Carrying Value   Fair Value
                                                        ---------------------------------------------------------
FINANCIAL ASSETS
Cash and cash equivalents                                  $  5,360       $  5,360       $  1,060       $  1,060
Fixed maturities                                            128,766        128,766        167,712        167,712
Equity securities                                             8,571          8,571          9,784          9,784
Commercial mortgage loans on real estate                      9,125          9,627          3,800          3,800
Policy loans                                                     80             80             37             37
Short-term investments                                        4,575          4,575          8,091          8,091
Other investments                                                --             --            275            275
Assets held in separate accounts                             32,446         32,446         39,678         39,678
FINANCIAL LIABILITIES
Policy reserves under investment products (Individual
and group annuities, subject to discretionary
withdrawal)                                                $  5,286       $  5,177       $  6,527       $  6,346
Liabilities related to separate accounts                     32,446         32,446         39,678         39,678

The fair value of the Company's liabilities for insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

10. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Company is a wholly-owned subsidiary of Assurant, Inc., which sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. Plan assets of the defined benefit plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. Assurant's pension plan funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to $108, $61 and $153 for 2004, 2003 and 2002, respectively.

The Company has a contributory profit sharing plan, sponsored by Assurant, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. For employees hired on or before December 31, 2000, the first 3% of an employee's contribution is matched 200% by the Company. The second 2% is matched 50% by the Company. For employees hired after December 31, 2000, the first 3% of an employee's contribution is matched 100% by the Company. The second 2% is matched 50% by the Company. The amount expensed was approximately $34, $44 and $70 for 2004, 2003 and 2002, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by Assurant. Health care benefits, either through an Assurant sponsored retiree pla n for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. During 2004, 2003, and 2002 the Company incurred expenses related to retirement benefits of $37, $0 and $0, respectively.

11. DEFERRED POLICY ACQUISITION COSTS

Information regarding deferred policy acquisition costs follows:

                                 December 31,
                           -------------------------
                            2004     2003     2002
                           -------------------------
Beginning Balance          $  942   $1,570   $ 3,760
Costs deferred                428      146       129
Amortization                 (247)    (774)   (2,319)
                           -------------------------
           ENDING BALANCE  $1,123   $  942   $ 1,570
                           -------------------------

12. GOODWILL

Information regarding goodwill follows:

                           Goodwill for the Year Ended
                                  December 31,
                           ---------------------------
                            2004      2003      2002
                           ---------------------------
Beginning Balance          $2,038    $1,971    $1,949
Acquistions                    --        67        22
                           ---------------------------
           ENDING BALANCE  $2,038    $2,038    $1,971
                           ---------------------------

13. RELATED PARTY TRANSACTIONS

The Company received various services from Assurant. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid for these services for years ended December 31, 2004, 2003 and 2002 were $4,192, $4,236 and $3,474, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

The Company cedes group liability business to its affiliate, Fortis Benefits Insurance Company (Fortis Benefits). The Company has ceded $6,526, $5,847 and $6,705 of premium to Fortis Benefits in 2004, 2003 and 2002, respectively. The Company has ceded $23,533 and $22,096 of reserves in 2004 and 2003, respectively, to Fortis Benefits.

14. COMMITMENTS AND CONTINGENCIES

The Company lease office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2004, the aggregate future minimum lease payment under operating lease agreements that have initial or non-cancelable terms in excess of one year are:

2005                                            604
2006                                            521
2007                                            348
2008                                            348
2009 and thereafter                              --
                                           --------
      TOTAL MINIMUM FUTURE LEASE PAYMENTS  $  1,821
                                           --------

Rent expense was $418, $492 and $652 for 2004, 2003 and 2002 respectively.

The Company is regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, the Company does not believe that any pending matter will have a material adverse effect on the Company's business, financial condition or results of operations.

15. SUBSEQUENT EVENTS

On March 14, 2005 the Company was notified by the Insurance Department of the State of New York that the Company is entitled to an estimated refund of approximately $2,788 as a result of our participation in a Specified Medical Condition Pool under regulations mandating community rated medical coverage for high-risk individuals. It is anticipated that the disbursement will be made by July 30, 2005. The Company has not recorded any amounts in the financials statements as a result of this anticipated disbursement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Not applicable.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          First Fortis' By-Laws provide for indemnity and payment of expenses of First Fortis' officers and directors in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable New York law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and for a purpose that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful. No indemnification is further permitted to an individual if there has been an adjudication, and a judgement rendered adverse to the individual seeking indemnification, finding that the acts were committed in bad faith, as the result of active and deliberate dishonesty, or that there was personal gain, financial profit, or other advantage which he or she was not otherwise legally entitled.

          There are agreements in place under which the underwriter and affiliated persons of the Registrant may be indemnified against liabilities arising out of acts or omissions in connection with the offer of the Contracts; provided however, that so such indemnity will be made to the underwriter or affiliated persons of the Registrant for liabilities to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          EXHIBIT
           NUMBER               DESCRIPTION                                       METHOD OF FILING
          -------               -----------                                       ----------------
              1             Underwriting Agreement                        Incorporated by reference to
                                                                          Post-Effective Amendment No. 8 to the
                                                                          Registration Statement File No.
                                                                          33-14761 filed with the Commission on
                                                                          April 15, 2005.

            3(a)            Articles of Incorporation                     Incorporated by reference to
                                                                          Post-Effective Amendment No. 12 to the
                                                                          Registration Statement File No.
                                                                          33-79701 filed with the Commission on
                                                                          April 15, 2005.

            3(b)            By-laws                                       Incorporated by reference to
                                                                          Post-Effective Amendment No. 12 to the
                                                                          Registration Statement File No.
                                                                          33-79701 filed with the Commission on
                                                                          April 15, 2005.

              4             Variable Annuity Contract                     Incorporated by reference to
                                                                          Pre-Effective Amendment No. 1 to the
                                                                          Registration Statement File No.
                                                                          333-20343 filed with the Commission on
                                                                          May 9, 1997.

              5             Opinion re legality                           Filed herewith.

            23(a)           Legal Consent                                 Filed herewith as Exhibit 5.

            23(b)           Consent of PricewaterhouseCoopers LLP,        Filed herewith.
                            Independent Registered Public
                            Accounting Firm

            24              Copy of Power of Attorney                     Filed herewith.

Item 18.  UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 15th day of April, 2005.

FIRST FORTIS LIFE INSURANCE COMPANY

By:  Lance R. Wilson                          *By:  /s/ Marianne O'Doherty
    -----------------------------------              ---------------------------
     Lance R. Wilson,                                   Marianne O'Doherty
     President and Chief                                Attorney-In-Fact
     Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.

Lance R. Wilson
    President, Chief Executive Officer,
    Chairman of the Board and Director*
Terry J. Kryshak
    Sr. Vice President and Director*
Ranell M. Jacobson
    Treasurer, Director
    and Principal Financial Officer*            *By:  /s/ Marianne O'Doherty
Barbara R. Hege                                      ---------------------------
    Assistant Treasurer, Director*                        Marianne O'Doherty
Leslie G. Silvester, Director*
Allen R. Freedman
    Director*
Dale E. Gardner                                   Date:  April 15, 2005
    Director*
Esther L. Nelson, Director*
Clarence E. Galston, Director*


333-20345

                                  EXHIBIT INDEX

5 Opinion and Consent of Douglas R. Lowe, Esq., corporate counsel of First Fortis Life Insurance Company.

23(a)     Legal Consent filed as part of Exhibit 5.

23(b) Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24        Copy of Power of Attorney.